Exhibit 10.2

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

dated as of April 14, 2014

by and among

HIGHLANDS BANKSHARES, INC.

and

[                             ]

ARTICLE VI MISCELLANEOUS		51
6.1.	Survival	51

6.2.	Expenses	51

6.3.	Other Definitions	51

6.4.	Amendment and Waivers	56

6.5.	Counterparts and Facsimile	56

6.6.	Governing Law	56

6.7.	Jurisdiction	56

6.8.	WAIVER OF JURY TRIAL	57

6.9.	Notices	57

6.10.	Entire Agreement	58

6.11.	Successors and Assigns	58

6.12.	Captions	58

6.13.	Severability	58

6.14.	Third Party Beneficiaries	58

6.15.	Public Announcements	59

6.16.	Specific Performance	59

6.17.	No Recourse	59

6.18.	Independent Nature of Investor's Obligations	59

6.19.	Adjustments in Stock Numbers and Prices	59

LIST OF EXHIBITS

Exhibit A – Preferred Stock Articles of Amendment
Exhibit B – Passivity or Anti-Association Commitments
Exhibit C – Form of Legal Opinion

SECURITIES PURCHASE AGREEMENT, dated as of April 14, 2014 (this “Agreement”), by and among Highlands Bankshares, Inc., a Virginia corporation (the “Company”) and [                                              ] (the “Investor”).

RECITALS:

A.           The Investment. The Company intends to issue and sell to the Investor, and the Investor intends to purchase from the Company, as an investment in the Company, shares of common stock, par value $0.625 per share, of the Company (the “Common Stock”).  The number of shares of Common Stock (the “Purchased Shares”) to be purchased by the Investor hereunder are set forth on the signature page hereto.  The purchase of the Purchased Shares shall not cause the Investor, together with any other person with whom the Investor’s ownership of Company securities would be aggregated for purposes of any bank regulation or law, to collectively own, control or have the power to vote, as of the Closing Date (as defined in Section 1.2), more than 9.9% of the Common Stock.

B.           Other Private Placements. The Company intends to effect one or more private placement transactions of Common Stock and a newly issued series of Series A Convertible Perpetual Preferred Stock, par value $2.00 per share, of the Company (the “Preferred Shares” and, together with the Common Stock, the “Securities”) to accredited investors (the “Additional Investors”) under separate securities purchase agreements (the “Additional Agreements”), with the closing of such transactions to occur simultaneously with the closing of this transaction (the “Other Private Placements”).

C.           Placement Agent.  The Company has engaged McKinnon & Company, Inc. as its exclusive placement agent (the “Placement Agent”) for the offering of securities pursuant to this Agreement and the Additional Agreements.

D.           The Rights Offering. Following the execution of this Agreement, the Company will commence a rights offering providing holders of record of the Common Stock on the day prior to the Closing Date with the right to invest in Common Stock at the same price per share paid by the Investor and the Additional Investors. The rights will be non-transferable and will provide for the purchase of up to $3.75 million of Common Stock by such existing shareholders, as determined by the Company.

NOW, THEREFORE, in consideration of the foregoing mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor, hereby agree as follows:

ARTICLE I
PURCHASE; CLOSING

1.1.           Issuance, Sale and Purchase.  On the terms and subject to the conditions set forth herein, the Investor will purchase from the Company, and the Company will sell to the Investor, the Purchased Shares at the Closing as set forth herein.  Notwithstanding the above, the Investor shall not be obligated to purchase any Purchased Shares to the extent such purchase would cause the Investor, together with its Affiliates and any other Persons with which it is acting in concert or whose holdings would otherwise be required to be aggregated with the Investor’s holdings for purposes of the Bank Holding Company Act of 1956, as amended (the "BHC Act") or the Change in Bank Control Act (the "CIBCA"), to, directly or indirectly, collectively own, control or have the power to vote in excess of 9.9% of the Common Stock issued and outstanding.

1.2.   Closing; Deliverables for Closing; Conditions of Closing.

(a)           Closing. The closing of the purchase of the Purchased Shares by the Investor (the “Closing”) shall occur, simultaneously with the closing of the Other Private Placements, as soon as practicable after the date hereof at the offices of Williams Mullen, counsel to the Company, located at 200 South 10th Street, Richmond, VA 23219, or such other date or location as agreed in writing by the parties. The date of the Closing is referred to as the “Closing Date.” Subject to the satisfaction or waiver of the conditions described in Section 1.2(b), at the Closing, the Company will deliver to the Investor the Purchased Shares in certificated form or in uncertificated book-entry form (pursuant to written instructions provided by the Investor to the Company at least three Business Days in advance of the Closing Date) against payment by the Investor of $[                       ] (the “Purchase Price”) by wire transfer of immediately available funds to a bank account designated by the Company.

(b)   Closing Conditions.

(1)           The obligation of the Investor to consummate the Closing is subject to the satisfaction (in the Investor’s reasonable discretion) or written waiver by the Investor of the following conditions prior to the Closing:

(A)           No provision of any Law shall prohibit the Closing or the consummation of the transactions contemplated by the Transaction Documents or shall prohibit or restrict the Investor or any of its Affiliates from owning or voting any securities of the Company in accordance with the terms thereof;

(B)           The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as though made on and as of the Closing Date, except for any representations or warranties qualified as to materiality or Material Adverse Effect, which shall be true and correct in all respects (and except that representations and warranties made as of a specified date shall be true and correct as of such date);

(C)           The Company shall have performed and complied with in all material respects all agreements, covenants and conditions required by the Transaction Documents to be performed by it on or prior to the Closing Date (except that with respect to agreements, covenants and conditions that are qualified by materiality or Material Adverse Effect, the Company shall have performed and complied with such agreements, covenants and conditions, as so qualified, in all respects);

(D)           Since the date hereof, a Material Adverse Effect shall not have occurred and no change or other event shall have occurred that, either individually or in the aggregate, would reasonably be likely to have a Material Adverse Effect;

(E)           The Company shall have received (or shall receive concurrently with the Closing) gross proceeds from the sale of Purchased Shares at the Purchase Price set forth herein and from the Other Private Placements, in each case at a price per share of $3.50, in an aggregate amount of not less than $16.5 million;

(F)           The Company shall have filed with the Virginia State Corporation Commission (the “VSCC”) (and the VSCC shall have issued a certificate of amendment evidencing the effectiveness of) articles of amendment to the Company’s Articles of Incorporation, substantially in the form attached hereto as Exhibit A (the “Preferred Stock Articles of Amendment”), setting forth the terms of the Preferred Stock;

(G)           The Investor shall have received a certificate, dated as of the Closing Date, signed on behalf of the Company by a senior executive officer certifying to the effect that the conditions set forth in Section 1.2(b)(1)(B), Section 1.2(b)(1)(C) and Section 1.2(b)(1)(D) have been satisfied on and as of the Closing Date;

(H)           The Investor shall have received a certificate signed on behalf of the Company by a senior executive of the Company, dated as of the Closing Date, certifying (a) the resolutions adopted by the Board of Directors or a duly authorized committee thereof approving the transactions contemplated by the Transaction Documents and the issuance of the securities in the Other Private Placements, (b) the current versions of the Articles of Incorporation, as amended, and Bylaws, as amended, of the Company and (c) as to the signatures and authority of the individuals signing this Agreement and related documents on behalf of the Company;

(I)           The Company shall have delivered to the Investor a certificate evidencing the incorporation and good standing of the Company and each of the Company Subsidiaries as of a date within one (1) Business Day before the Closing Date;

(J)           The Investor and the Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Common Shares and the Preferred Shares, all of which shall be and remain so long as necessary in full force and effect, and which consents, permits, approvals, registrations and waivers shall not contain any Burdensome Condition;

(K)           A legal opinion of counsel to the Company, dated as of the Closing Date and in the form attached hereto as Exhibit C, executed by such counsel and addressed to the Investor;

(L)           The Investor shall have received confirmation, satisfactory to it, in its reasonable good faith judgment, from the Federal Reserve, to the effect that the consummation of the transactions contemplated by the Transaction Documents will not result in the Investor or any of its Affiliates (1) being deemed in control of the Company or any of its Subsidiaries for purposes of the BHC Act or (2) otherwise being regulated as a bank holding company within the meaning of the BHC Act;

(M)           Since the date of this Agreement, there shall not be any action taken, or any law, regulation or ruling enacted, entered, enforced or deemed applicable to the Company or any of its Subsidiaries, the Investor or the transactions contemplated hereby, by any Governmental Entity, which imposes any restriction or condition on the Company or the Company Subsidiaries or the Investor (other than such restrictions as are described in any passivity or anti-association commitments agreed by the Investor) which the Investor determines, in its reasonable good faith judgment, is a Burdensome Condition;

(N)           The total amount of Non-Performing Assets of the Company and its Subsidiaries, on a consolidated basis, shall not exceed $20 million;

(O)           Since December 31, 2013, there shall not have been a material change in the Company’s and the Company Subsidiaries’ need for, sources of or access to liquidity;

(P)           The aggregate principal amount of all certificates of deposit issued by the Bank shall not exceed 45% of the Bank’s total deposits; and

(Q)           The aggregate amount of loans of the Company and its Subsidiaries, on a consolidated basis, that are rated “substandard”, “doubtful” or “loss” shall not exceed $30 million.

(2)           The obligation of the Company hereunder to consummate the Closing is subject to the satisfaction (in the Company’s reasonable discretion) or written waiver by the Company of the following conditions prior to the Closing:

(A)           No provision of any Law shall prohibit the Closing or the consummation of the transactions contemplated by the Transaction Documents or shall prohibit or restrict the Investor or any of its Affiliates from owning or voting any securities of the Company in accordance with the terms thereof;

(B)           The representations and warranties of the Investor set forth in this Agreement shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date as though made on and as of the Closing Date except where the failure to be true and correct (without regard to any materiality qualifications contained therein) would not materially adversely affect the ability of the Investor to perform its obligations hereunder (and except that representations and warranties made as of a specified date shall be true and correct as of such date);

(C)           The Investor shall have performed and complied with in all material respects all agreements, covenants and conditions required by the Transaction Documents to be performed by it on or prior to the Closing Date (except that with respect to agreements, covenants and conditions that are qualified by materiality, the Investor shall have performed and complied with such agreements, covenants and conditions, as so qualified, in all respects).

(D)           The VSCC shall have accepted the filing of the Preferred Stock Articles of Amendment and issued a certificate of amendment evidencing the effectiveness thereof;

(E)           The Company shall have received a certificate, dated as of the Closing Date, from the Investor signed on behalf of the Investor by an authorized signatory of the Investor certifying to the effect that the conditions set forth in Section 1.2(b)(2)(B) and Section 1.2(b)(2)(C) have been satisfied on and as of the Closing Date; and

(F)           The Investor and the Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Purchased Shares, all of which shall be and remain so long as necessary in full force and effect, and which consents, permits, approvals, registrations and waivers shall not contain any Burdensome Condition.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

2.1.   Certain Terms.

As used in this Agreement, the term “Material Adverse Effect” means any circumstance, event, change, development or effect that, individually or in the aggregate, would reasonably be expected to (i) result in a material adverse effect on the assets, liabilities, business, management, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, (ii) materially impair or delay the ability of the Company or any of the Company Subsidiaries to perform its or their obligations under the Transaction Documents or (iii) result in a material adverse effect on the legality, validity or enforceability of any Transaction Document; provided, however, that in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect to the extent resulting from (A) changes in general economic, monetary or financial conditions, (B) changes affecting generally the industries or markets in which the Company operates, (C) changes in global national or political conditions, including the outbreak or escalation of war or acts of terrorism, (D) any changes in applicable Laws or accounting rules or principles, including changes in GAAP, and (E) the announcement or pendency of the transactions contemplated by the Transaction Documents; provided further, however, that any circumstance, event, change, development or effect referred to in clauses (A), (B), (C) or (D) above shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such circumstance, event, change, development or effect has a disproportionate effect on the

Company and its Subsidiaries, taken as a whole, compared to other participants in the industries or markets in which the Company operates.

2.2.   Representations and Warranties of the Company.

The Company hereby represents and warrants to the Investor, as of the date hereof and as of the Closing Date (except for the representations and warranties that are as of a specific date, which shall be made as of that date), that:

(a)           Organization and Authority. Each of the Company and the Company Subsidiaries is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would have, individually or in the aggregate, a Material Adverse Effect, and has the requisite power and authority to own its properties and assets and to carry on its business as it is now being conducted.  The Company has filed with the SEC true, correct and complete copies of its articles of incorporation and bylaws as amended through the date of this Agreement. The Company is duly registered as a bank holding company under the BHC Act.

(b)           Company Subsidiaries. Set forth on Schedule 2.2(b) is a true, complete and correct list, as of the date of this Agreement, of each entity in which the Company, directly or indirectly, owns sufficient capital stock or holds a sufficient equity or similar interest such that it is consolidated with the Company in the financial statements of the Company (each, a “Company Subsidiary”, and, collectively, the “Company Subsidiaries”).  Except for the Company Subsidiaries and except as set forth on Schedule 2.2(b), the Company does not own beneficially, directly or indirectly, more than 5% of any class of equity securities or similar interests of any corporation, bank, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture.  Except as set forth on Schedule 2.2(b), the Company owns, directly or indirectly, all of its interests in each Company Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of Capital Stock or comparable equity interest of each Company Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.  There are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of Capital Stock of any Company Subsidiary or any bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the shareholders of any Company Subsidiary may vote, or contracts, commitments, understandings or arrangements by which any Company Subsidiary is or may become bound to issue additional shares of Capital Stock of such Company Subsidiary or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of Capital Stock of any Company Subsidiary.  The deposit accounts of Highlands Union Bank (the “Bank”) are insured by the Federal Deposit Insurance Corporation (“FDIC”) to the fullest extent permitted by the Federal Deposit Insurance Act (“FDI Act”) and the rules and regulations of the FDIC thereunder, and all premiums and assessments required to be paid in connection therewith have been paid when due.

(c)           Capitalization. The authorized Capital Stock of the Company consists of (i) 40,000,000 shares of Common Stock and (ii)10,000,000 shares of preferred stock, of which 2,500,00 were designated as Preferred Shares.  As of the date hereof, there were 5,011,152 shares of Common Stock outstanding and no shares of preferred stock outstanding.  As of the date hereof, other than in respect of the Preferred Shares and awards outstanding under or pursuant to the Benefit Plans in respect of which an aggregate of 319,000 shares of Common Stock have been reserved for issuance, no shares of Common Stock or preferred stock were reserved for issuance.  All of the issued and outstanding shares of Common Stock  have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any Capital Stock of the Company.  Each Company Stock Option (i) was granted in compliance with all applicable laws and all of the terms and conditions of the Company Stock Option Plans pursuant to which it was issued, (ii) has an exercise price per share of Common Stock equal to or greater than the fair market value of a share of Common Stock on the date of such grant and is otherwise exempt from Section 409A of the Code and (iii) has a grant date identical to the date on which the Board of Directors or compensation committee of the Board of Directors actually awarded such Company Stock Option.  Other than the Company Stock Options, neither the Company nor any Company Subsidiary has any outstanding equity-based compensation awards or commitments.  No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the shareholders of the Company may vote (“Voting Debt”) are issued and outstanding.  As of the date of this Agreement, except for those issued or granted pursuant to the Company’s equity or incentive plans, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, scrip, calls, commitments or agreements of any character relating to, or securities or rights convertible into or exchangeable or exercisable for, any shares of Common Stock or preferred stock or any other equity securities of the Company or Voting Debt or any securities representing the right to purchase or otherwise receive any shares of Capital Stock of the Company (including any rights plan or agreement).  There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of Purchased Shares pursuant to the transactions contemplated by the Transaction Documents.

(d)   Authorization; Compliance with Other Instruments; Other Contracts.

(1)           The Company has the corporate power and authority to execute and deliver this Agreement and the other Transaction Documents and to perform its obligations hereunder and thereunder.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby have been authorized by all necessary corporate action on the part of the Company and no further approval or authorization is required on the part of the Company.  No other corporate proceedings are necessary for the execution and delivery by the Company of the Transaction Documents, the performance by it of its obligations hereunder or thereunder or the consummation by it of the transactions contemplated hereby or thereby.  This Agreement has been and the other Transaction Documents will have been at the Closing duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Investor and the other parties thereto, are, or in the case of documents executed after the date hereof, will be, upon execution, the valid and binding obligations of the Company enforceable against the Company in accordance with their terms (except as enforcement may be limited by applicable insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).  There are no shareholders agreements, voting agreements, or other similar arrangements with respect to the Company’s Capital Stock to which the Company is a party or between or among any of the Company’s shareholders.

(2)           None of the execution, delivery or performance by the Company of the Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Company with any of the provisions hereof or thereof, does or will, in any material respect (other than with respect to clause (A)(i) below, for which no materiality qualifier shall apply) (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or result in the loss of any benefit or creation of any right on the part of any third party under, or accelerate the performance required by, or result in a right of termination, amendment, cancellation or acceleration of, or result in the creation of any Liens upon any of the properties or assets of the Company or any Company Subsidiary, under any of the terms, conditions or provisions of (i) the articles of incorporation or bylaws (or similar governing documents) of the Company or any Company Subsidiary or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of the Company Subsidiaries is a party or by which it may be bound, or to which the Company or any of the Company Subsidiaries, or any of the properties or assets of the Company or any of the Company Subsidiaries, may be subject (collectively, “Contracts”), or (B) violate any Law applicable to the Company or any of the Company Subsidiaries or any of their respective properties or assets.

(3)           Other than (i) in connection with Sections 3.11 through 3.13, (ii) passivity or anti-association commitments that may be required by the Federal Reserve Bank of Richmond (the "Federal Reserve") in the form attached hereto as Exhibit B (the Passivity Commitments"), (iii) the filing of a Notice of Sale of Securities on Form D with the SEC under Regulation D of the Securities Act and (iii) under the securities or blue sky laws of the various states or rules of the Financial Industry Regulatory Authority (“FINRA”) that may be applicable to the Placement Agent, and assuming the accuracy of the representations and warranties of the Investor and the performance of the covenants and agreements of the Investor contained herein and the accuracy of the representations and warranties of the Additional Investors and the performance of the covenants and agreements of the Additional Investors in the Additional Agreements, no material notice to, registration, declaration or filing with, exception or review by, or authorization, order, consent, waiver or approval of, any Governmental Entity or other Person, or expiration or termination of any statutory waiting period, is necessary for the execution, delivery or performance by the Company of this Agreement and the other Transaction Documents or the consummation of the transactions contemplated hereby and thereby.

(e)           Litigation and Other Proceedings. Except as set forth on Schedule 2.2(e), there is no pending or, to the Knowledge of the Company, threatened, claim, action, suit, inquiry, notice of violation, arbitration, complaint, charge or investigation or proceeding (each an “Action”) against the Company or any Company Subsidiary or any of its assets, rights or properties, any Benefit Plan (or the fiduciary of any Benefit Plan) or any officer, director or employee of the Company or any Company Subsidiary acting in his or her capacity as an officer, director or employee, nor is the Company or any Company Subsidiary a party or named as subject to the provisions of any order, writ, injunction, settlement, judgment or decree of any arbitrator or Governmental Entity, which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or, individually or in the aggregate, has prevented or materially impaired, or would reasonably be expected to prevent or materially impair, the ability of the Company to consummate the transactions contemplated hereby or by the other Transaction Documents, or (ii) involves a claim that is or that could be, if adversely determined, for damages in excess of $250,000 or that seeks injunctive relief that could be material to the Company and its Subsidiaries.  Except as set forth on Schedule 2.2(e), there is no Action by the Company or any Company Subsidiary pending or which the Company or any Company Subsidiary intends to initiate (other than collection claims in the ordinary course of business).  Neither the Company nor any Company Subsidiary, nor any director or officer of the Company or any Company Subsidiary, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the Company’s Knowledge, there is not pending or contemplated, any investigation by the SEC involving the Company or any Company Subsidiary, or any current or former director or officer of the Company or any Company Subsidiary.  The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Company Subsidiary under the Exchange Act or the Securities Act.

(f)           Financial Statements. Each of the consolidated balance sheets of the Company and the Company Subsidiaries and the related consolidated statements of income, operations, changes in shareholders’ equity and cash flows, together with the notes thereto, included in any Company Report filed with the SEC prior to the date of this Agreement (the “Company Financial Statements”), (1) have been prepared from, and are in accordance with, the books and records of the Company and the Company Subsidiaries, (2) to the extent filed with the SEC, complied, as of their respective date of such filing, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (3) have been prepared in accordance with GAAP applied on a consistent basis and (4) present fairly in all material respects the consolidated financial position of the Company and the Company Subsidiaries at the dates and the consolidated results of operations, changes in shareholders’ equity and cash flows of the Company and the Company

Subsidiaries for the periods stated therein (subject to the absence of notes and normal and recurring year-end audit adjustments not material to the financial condition of the Company and the Company Subsidiaries in the case of unaudited quarterly financial statements).

(g)           Reports. Since December 31, 2010, the Company and each Company Subsidiary have filed all material reports, registrations, documents, filings, statements and submissions, together with any required amendments thereto, that it was required to file with any Governmental Entity (the foregoing, collectively, the “Company Reports”) and have paid all fees and assessments due and payable in connection therewith.  As of their respective filing dates, the Company Reports complied in all material respects with all statutes and applicable rules and regulations of the applicable Governmental Entities, as the case may be.  Except for the comment letter from the SEC dated November 25, 2013, there are no outstanding comments from the SEC or any other Governmental Entity with respect to any Company Report that were enumerated within such report or otherwise were the subject of written correspondence with respect thereto.  Except as set forth on Schedule 2.2(g), the Company Reports, including the documents incorporated by reference in each of them, each contained all the information required to be included in it and, when it was filed and, as of the date of each such Company Report filed with or furnished to the SEC, or if amended prior to the date of this Agreement, as of the date of such amendment, did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in it, in light of the circumstances under which they were made, not misleading and complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  No executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002.  Copies of all of the Company Reports not otherwise publicly filed have, to the extent allowed by applicable Law, been made available to the Investor by the Company.

(h)           Internal Accounting and Disclosure Controls. Except as set forth on Schedule 2.2(h), the records, systems, controls, data and information of the Company and the Company Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or the Company Subsidiaries or its or their accountants (including all means of access thereto and therefrom).  The Company (A) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, and (B) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Board of Directors (x) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.  As of the date of this Agreement, the

Company has no Knowledge of any reason why its outside auditors and its chief executive officer and chief financial officer shall not be able to give the certifications required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due.  Since December 31, 2007, (i) neither the Company nor any Company Subsidiary nor, to the Company’s Knowledge, any director, officer, employee, auditor, accountant or representative of the Company or any Company Subsidiary has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Company Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any Company Subsidiary has engaged in questionable accounting or auditing practices, and (ii) no attorney representing the Company or any Company Subsidiary, whether or not employed by the Company or any Company Subsidiary, has reported evidence of a violation of securities laws, breach of fiduciary duty or similar violation by the Company or any Company Subsidiary or any of their respective officers, directors, employees or agents to the Board of Directors or any committee thereof or to any director or officer of the Company or any Company Subsidiary.

(i)           No Undisclosed Liabilities. Except as set forth on Schedule 2.2(i), there are no material liabilities or obligations of the Company or any of the Company Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, except for (i) liabilities appropriately reflected or reserved against in accordance with GAAP in the Company’s audited balance sheet for the year ended December 31, 2013, and (ii) liabilities that have arisen in the ordinary and usual course of business and consistent with past practice since December 31, 2013.

(j)           Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of the Company Subsidiaries and an unconsolidated or other Affiliated entity that is not reflected on the Company Financial Statements.

(k)           Risk Management; Derivatives.

(1)           The Company and the Company Subsidiaries have in place risk management policies and procedures sufficient in scope and operation to protect against risks of the type and in amounts reasonably expected to be incurred by companies of similar size and in similar lines of business as the Company and the Company Subsidiaries.

(2)           All derivative instruments, including swaps, caps, floors and option agreements, whether entered into for the Company’s own account, or for the account of one or more of the Company Subsidiaries or their customers, were entered into (i) only for purposes of mitigating identified risk and in the ordinary course of business, (ii) in accordance with prudent practices and in material compliance with all applicable laws, rules, regulations and regulatory policies, and (iii) with counterparties believed by the Company to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of the Company Subsidiaries,

enforceable in accordance with its terms.  Neither the Company nor the Company Subsidiaries, nor, to the Knowledge of the Company, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

(l)           Compliance with Laws and Other Matters; Insurance. The Company and each Company Subsidiary:

(1)           is, except as set forth on Schedule 2.2(l), in compliance in all material respects with, and the condition and use of its properties does not violate or infringe in any material respect, (i) applicable material domestic (federal, state or local) or foreign laws, statutes, ordinances, licenses, rules, regulations, judgments, demands, writs, injunctions, orders or decrees applicable thereto or to employees conducting its business (each, a “Law”), including the Sarbanes-Oxley Act of 2002, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001, any Law the violation of which would have the effect of revoking or limiting FDIC deposit insurance, all other applicable fair lending Laws or other Laws relating to discrimination and the Bank Secrecy Act and the applicable privacy and customer information requirements contained in any federal and state privacy Law, and (ii) all Material Contracts (whether or not any default or violation has been waived);

(2)           has all material permits, licenses, franchises, certificates, authorizations, orders, and approvals of, and has made all filings, applications, and registrations with, Governmental Entities that are required in order to permit it to own or lease its properties and assets and to carry on its business as presently conducted and that are material to the business of the Company or such Company Subsidiary; and all such material permits, licenses, certificates of authority, orders and approvals are in full force and effect, and all such filings, applications and registrations are current, and, to the Knowledge of the Company, no suspension, cancellation or adverse modification of any of them is threatened;

(3)           is complying in all material respects with and, to the Knowledge of the Company, is not under investigation with respect to, and has not received any written notification or written communication from any Governmental Entity, and, otherwise, to the Knowledge of the Company, has not been threatened by any Governmental Entity to be charged with or given notice of any material violation of, all applicable Laws;

(4)           has, except for statutory or regulatory restrictions of general application and except as set forth on Schedule 2.2(l), not been placed under any material restriction by a Governmental Entity on its business or properties, and except for routine examinations by applicable Governmental Entities, as of the date of this Agreement, received no notification or communication from any Governmental Entity that an investigation by any Governmental Entity with respect to the Company or any of the Company Subsidiaries is pending or threatened;

(5)           has not, since January 1, 2008, nor to its Knowledge has any other person on behalf of the Company or any Company Subsidiary that qualifies as a “financial institution” under U.S. anti-money laundering laws, knowingly acted, by itself or in conjunction with another, in any act in connection with the concealment of any currency, securities or other proprietary interest that is the result of a felony as defined in U.S. anti-money laundering laws (“Unlawful Gains”), nor knowingly accepted, transported, stored, dealt in or brokered any sale, purchase or any transaction of other nature for Unlawful Gains;

(6)           to the extent it qualifies as a “financial institution” under U.S. anti-money laundering laws, has implemented such anti-money laundering mechanisms and kept and filed all reports and other necessary documents as required by, and otherwise complied in all material respects with, the U.S. anti-money laundering laws and the rules and regulations thereunder; and

(7)           is presently insured, and during each of the past two calendar years has been insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with industry practice, customarily be insured; and, except as set forth on Schedule 2.2(l), neither the Company nor any Company Subsidiaries has received any written notice of cancellation of any such insurance, nor, to the Company’s Knowledge, will it or any Company Subsidiary be unable to renew their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(m)           Absence of Certain Changes. Since December 31, 2013, (1) the Company and the Company Subsidiaries have conducted their respective businesses in all material respects in the ordinary and usual course of business and consistent with prior practice, (2) none of the Company or any Company Subsidiary has issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings in the ordinary course of business, (3) except for ordinary dividends on the Common Stock publicly disclosed prior to the date hereof, none of the Company nor any Company Subsidiary has not made or declared any distribution in cash or in kind to its shareholders or issued or repurchased any shares of its Capital Stock, (4) no fact, event, change, condition, development, circumstance or effect has occurred that has had or would reasonably be expected to have a Material Adverse Effect, (5) except as set forth on Schedule 2.2(m), no material default (or event which, with notice or lapse of time, or both, would constitute a material default) exists on the part of the Company or any Company Subsidiary or, to the Knowledge of the Company, on the part of any other party, in the due performance and observance of any term, covenant or condition of any agreement to which the Company or any Company Subsidiary is a party, (6) there has been no material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any Company Subsidiary and (7) except as set forth on Schedule 2.2(m), there has been no change in any method of accounting or accounting policies by the Company.

(n)           Agreements with Regulatory Agencies. Other than the written agreement with the Federal Reserve effective as of October 13, 2013, the Company and the Company Subsidiaries (i) are not subject to any cease-and-desist or other similar order or enforcement action issued by, (ii) are not a party to any written agreement, consent agreement or memorandum of understanding with, (iii) are not a party to any commitment letter or similar undertaking to, (iv) are not subject to any capital directive by, and (v) have not adopted any board resolutions at the request of, any Governmental Entity that currently restricts the conduct of its business or that relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its operations or business (each item in this sentence, a “Regulatory Agreement”), nor has the Company or any of the Company Subsidiaries been advised since December 31, 2013 by any Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement.  Except as set forth on Schedule 2.2(n), the Company and each Company Subsidiary is in compliance with each Regulatory Agreement to which it is a party or subject.  Neither the Company nor any Company Subsidiary has received any notice from any Governmental Entity indicating that either the Company or any Company Subsidiary is not in compliance with any such Regulatory Agreement.

(o)           Insurance. The Company and the Company Subsidiaries are, and will remain following consummation of the transactions contemplated by the Transaction Documents, insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company reasonably believes to be prudent and that are of the type customary in the businesses and location in which the Company and the Company Subsidiaries are engaged. The Company and the Company Subsidiaries have not been refused any insurance coverage sought or applied for, and the Company and the Company Subsidiaries do not have any reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that would not have a Material Adverse Effect.  The Company (i) maintains directors’ and officers’ liability insurance and fiduciary liability insurance with financially sound and reputable insurance companies with benefits and levels of coverage as disclosed in Schedule 2.2(o), (ii) has timely paid all premiums on such policies and (iii) there has been no lapse in coverage during the term of such policies.

(p)           Title. Except as set forth on Schedule 2.2(p), the Company and the Company Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and valid title to all personal property owned by them, in each case free and clear of all Liens, except for Liens which do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and the Company Subsidiaries.  Any real property and facilities held under lease by the Company or any of the Company Subsidiaries are valid, subsisting and enforceable leases with such exceptions that are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Company Subsidiaries.

(q)           Intellectual Property Rights.

(1)           The Company and the Company Subsidiaries own, possess, license or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses.

(2)           Neither the Company nor any Company Subsidiary has received any notice of infringement or misappropriation of, or any conflict with, the rights of others with respect to any Intellectual Property, and no reasonable basis exists for any such claim.  To the Company’s Knowledge, no third party has infringed, misappropriated or otherwise violated the Intellectual Property rights of the Company or any Company Subsidiary.  There is no litigation, opposition, cancellation, proceeding, objection or claim pending, asserted, or, to the Company’s Knowledge, threatened against the Company or any Company Subsidiary concerning the ownership, validity, registerability, enforceability, infringement or use of, or licensed right to use, any Intellectual Property.  To the Company’s Knowledge, none of the Company or any Company Subsidiary is using or enforcing any Intellectual Property owned by or licensed to the Company or any Company Subsidiary in a manner that would be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property.  The Company and each Company Subsidiary has taken all reasonable measures to protect the Intellectual Property owned by or licensed to the Company or any Company Subsidiary.  No current or former Affiliate (other than the Company Subsidiaries), partner, director, shareholder, officer or employee of the Company will, after giving effect to the transactions contemplated hereby, own or retain any rights to use any of the Intellectual Property owned, used or held for use by the Company in the conduct of the business.

(3)           The computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, and all other information technology equipment, and all associated documentation used in the business of the Company and the Company Subsidiaries (the “IT Assets”) operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required in connection with the conduct of the business of the Company and the Company Subsidiaries.  To the Company’s Knowledge, no person has gained unauthorized access to the IT Assets.  The Company and the Company Subsidiaries have implemented reasonable backup and disaster recovery technology for the IT Assets consistent with industry practices.  The Company and the Company Subsidiaries take reasonable measures to ensure the confidentiality, privacy and security of customer, employee and other personally identifiable information, and are in compliance with all laws and their own policies and procedures in connection therewith, and to the Company’s Knowledge there has been no unauthorized access to or use of such information.  The Company and the Company Subsidiaries have complied with all internet domain name registration and other requirements of internet domain registrars concerning internet domain names that are used in the business.

(r)           Employee Benefits. Each Benefit Plan has been established, maintained and administered in compliance in all material respects with its terms and all applicable Laws, including the Code and the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); no “reportable event” described in Section 4043 of ERISA has occurred with respect to any Benefit Plan for which the Company or any ERISA Affiliate would have any liability; no Benefit Plan is subject to Sections 412 or 430 of the Code of Section 302 of ERISA; neither the Company nor any ERISA Affiliate has ever incurred liability under (i) Title IV of ERISA or (ii) Sections 412 or 4971 of the Code; each Benefit Plan for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified and has received a favorable determination or opinion letter on which it is currently entitled to rely, and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification; each Benefit Plan that is intended to be an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code is not and never has been a leveraged employee stock ownership plan; no Benefit Plan provides, and neither the Company nor any Company Subsidiary has any obligation to provide, health or welfare benefits to any individual following the termination of such individual’s employment or service with the Company or a Company Subsidiary (other than as required under any the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended, or any similar state law); and no Benefit Plan is subject to any Laws other than those of the United States or any state, city, county or other municipality in the United States.  “ERISA Affiliate” means any entity that is treated under Section 414 of the Code as a single employer with the Company or any Company Subsidiary.  “Benefit Plan” means all plans, programs, agreements, contracts, policies, practices or other arrangements providing benefits to any current or former employee, officer, director, independent contractor or consultant of the Company or any Company Subsidiary or any beneficiary or dependent thereof that is sponsored or maintained by the Company, any Company Subsidiary or any ERISA Affiliate, or to which the Company, any Company Subsidiary or any ERISA Affiliate contributes or is obligated to contribute, has any actual or potential liability or is party, whether or not written, including any “employee welfare benefit plan” within the meaning of Section 3(3) of ERISA, any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock appreciation right, stock option or equity award, equity-based severance, employment, independent contractor, change of control, consulting or fringe benefit plan, program, agreement or policy.

(s)           Environmental Laws. Each of the Company and the Company Subsidiaries (i) is in compliance with any and all Environmental Laws, (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business, (iii) is in compliance with all terms and conditions of any such permit, license or approval, (iv) does not own or operate any real property contaminated with any substance that is in violation of any Environmental Laws, (v) is not liable for any off-site disposal or contamination pursuant to any Environmental Laws and (vi) is not subject to any claim relating to any Environmental Laws; except where, in each of the foregoing clauses, the failure to so comply could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect; and, to the Knowledge of the Company, there is no pending or threatened investigation that might lead to any of the foregoing clauses not being true.  The Company has made available to the Investor copies of all environmental reports, studies, assessments, and memoranda in its possession relating to the Company or any Company Subsidiary or any of their current or former properties or operations.

(t)           Taxes.

(1)           All material Tax Returns required to be filed by, or on behalf of, Company or the Company Subsidiaries have been timely filed, or will be timely filed, in accordance with all Laws, and all such Tax Returns are, or shall be at the time of filing, complete and correct in all material respects. The Company and the Company’s Subsidiaries have timely paid all material Taxes due and payable (whether or not shown on such Tax Returns), or, where payment is not yet due, have made adequate provisions in accordance with GAAP. There are no Liens with respect to Taxes upon any of the assets or properties of either the Company or the Company’s Subsidiaries other than with respect to Taxes not yet due and payable.

(2)           No deficiencies for any Taxes have been proposed or assessed in writing against or with respect to any Taxes due by or Tax Returns of the Company or the Company’s Subsidiaries, and there is no outstanding audit, assessment, dispute or claim concerning any Tax liability of the Company or the Company’s Subsidiaries. No written claim has ever been made by any Governmental Entity in a jurisdiction where neither the Company nor any of the Company’s Subsidiaries files Tax Returns that are or may be subject to taxation by that jurisdiction.

(3)           Neither the Company nor the Company’s Subsidiaries (A) are or have ever been a member of an affiliated group (other than a group the common parent of which is the Company) filing a consolidated federal income Tax Return or (B) have any liability for Taxes of any Person arising from the application of Treasury Regulation section 1.1502-6 or any analogous provision of state, local or foreign Law, or as a transferee or successor, by contract, or otherwise.

(4)           Except as set forth on Schedule 2.2(t), none of the Company nor the Company’s Subsidiaries are party to, is bound by or has any obligation under any Tax sharing or Tax indemnity agreement or similar contract or arrangement.

(5)           None of the Company or the Company Subsidiaries have been either a “distributing corporation” or a “controlled corporation” in a distribution occurring during the last five years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable.

(6)           All Taxes required to be withheld, collected or deposited by or with respect to the Company or the Company’s Subsidiaries have been timely withheld, collected or deposited as the case may be, and to the extent required, have been paid to the relevant taxing authority. The Company and the Company’s Subsidiaries have fully complied with all applicable information reporting requirements.

(7)           No closing agreement pursuant to section 7121 of the Code (or any similar provision of state, local or foreign Law) has been entered into by or with respect to the Company or the Company’s Subsidiaries. Neither the Company nor the Company’s Subsidiaries has granted any waiver of any federal, state, local or foreign statute of limitations with respect to, or any extension of a period for the assessment of, any Tax.

(8)           Neither the Company nor the Company’s Subsidiaries has engaged in any transaction that could give rise to (i) a registration obligation with respect to any Person under Section 6111 of the Code or the regulations thereunder, (ii) a list maintenance obligation with respect to any Person under Section 6112 of the Code or the regulations thereunder, or (iii) a disclosure obligation as a “listed transaction” under Section 6011 of the Code and the regulations.

(u)           Labor. None of the employees of the Company or any Company Subsidiary is or has ever been represented by any labor union, and no collective bargaining agreement is in effect with respect to any such employees.  No labor organization or group of employees of the Company or any Company Subsidiary has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Company’s Knowledge, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority.  There are no organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or, to the Knowledge of the Company, threatened against or involving the Company or any Company Subsidiary, and the Company and each Company Subsidiary believes that its relationship with its employees is good.  Each of the Company and the Company Subsidiaries is in compliance in all material respects with all Laws relating to employment and employment practices, terms and conditions of employment, and wages and hours, including any such Laws regarding discrimination, civil rights, immigration, tax withholding, safety and health, workers’ compensation and worker classification.  To the Company’s Knowledge, and except as set forth on Schedule 2.2(u), (i) each of the officers of the Company and each Company Subsidiary has executed and remains subject to valid intellectual property assignment, nondisclosure, noncompetition, nonsolicitation and confidentiality agreements, (ii) the employment of the officers of the Company and each Company Subsidiary does not violate, and no such officer is or is expected to be in violation of, any material term of any employment contract, confidentiality, nondisclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, in favor of a third party and (iii) the continued employment of each such officer does not subject the Company or any Company Subsidiary to any liability with respect to any of the foregoing matters.

(v)           Brokers and Finders. Except for the Placement Agent and the fees payable thereto, (i) neither the Company nor any Company Affiliate, nor any of its or their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, (ii) no broker or finder has acted directly or indirectly for the Company or any Company Affiliate in connection with the Transaction Documents or the transactions contemplated thereby and (iii) no Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or the Investor for any such fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company or any Company Subsidiary.  The Company shall indemnify, pay and hold the Investor harmless against any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such right, interest or claim relating to such fees, commissions or compensation.

(w)           Offering of Securities. Neither the Company nor any Person acting on its behalf has taken any action (including any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of any of the securities to be issued pursuant to the Transaction Documents under the Securities Act and the rules and regulations of the SEC promulgated thereunder) which might subject the offering, issuance or sale of any of such securities to the registration requirements of the Securities Act.  Neither the Company nor any Person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Securities pursuant to the transactions contemplated by the Transaction Documents.  Assuming the accuracy of the Investor’s representations and warranties set forth in this Agreement, no registration under the Securities Act is required for the offer and sale of the Purchased Shares by the Company to the Investor or of the Securities to the Additional Investors.

(x)           Investment Company Status. The Company and each Company Subsidiary is not, and upon consummation of the transactions contemplated by the Transaction Documents will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated Person” of, or “promoter” or “principal underwriter” of, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(y)           Additional Investors. To the extent any Additional Agreements or additional agreements or modifications to Transaction Documents have been entered into on or prior to the date hereof, the Company has provided the Investor with true and accurate copies of such Additional Agreements, other additional agreements or modified Transaction Documents into which it has entered with each of the Additional Investors.

(z)           Anti-takeover Provisions Not Applicable. The Company has not adopted any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.  The Board of Directors has taken all necessary action to ensure that the transactions contemplated by the Transaction Documents and the consummation of the transactions contemplated hereby and thereby will be exempt from any anti-takeover or similar provisions of the Company’s Articles of Incorporation and Bylaws, and any other provisions of any applicable “moratorium”, “control share”, “fair price”, “interested shareholder” or other anti-takeover Laws and regulations of any jurisdiction.

(aa)           Issuance of the Securities. The issuance of the Securities in connection with the transactions contemplated by the Transaction Documents (including, but not limited to, the shares of Common Stock into which the Preferred Shares shall be convertible) has been duly authorized and such Securities, when issued and paid for in accordance with the terms of the

Transaction Documents, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights.  There are sufficient authorized shares of Common Stock for the issuance of the Purchased Shares, the shares of Common Stock into which the Preferred Shares shall be convertible and any other shares of Common Stock issuable pursuant to outstanding options and warrants.  The Company has reserved, and will continue to reserve, free of any preemptive or similar rights of shareholders of the Company, a number of unissued shares of Common Stock sufficient to issue and deliver the shares of Common Stock into which the Preferred Shares shall be convertible.  Assuming the accuracy of the representations and warranties of the Investor in this Agreement, the Securities will be issued in compliance with all applicable federal and state securities Laws.

(bb)           Absence of Manipulation. The Company and each Company Subsidiary has not, and to the Company’s Knowledge no one acting on its or any Company Subsidiary’s behalf has, taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Purchased Shares.

(cc)           Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1) of the Securities Act.

(dd)           Transactions With Affiliates and Employees.  Except as set forth on Schedule 2.2(dd), no (A) affiliate, (B) insider or related interest of an insider, (C) shareholder owning 5% or more of the Common Stock or related interest of such a shareholder,  (D) officer or director of the Company or (E) to the Company’s Knowledge, employee of the Company, is presently a party to any transaction with the Company or to a presently contemplated transaction (other than, with respect to employees, officers and directors, for services as employees, officers and directors or loans in the ordinary course of the Bank’s business).  For purposes of the preceding sentence, the term “affiliate” shall have the meaning assigned in Regulation W issued by the Federal Reserve, as amended, and the terms “insider,” “related interest,” and “executive officer” shall have the meanings assigned in the Federal Reserve’s Regulation O, as amended.  The Bank is in compliance with, and has since December 31, 2007, complied with, Sections 23A and 23B of the Federal Reserve Act, its implementing regulations, and the Federal Reserve’s Regulation O.

(ee)           Registration Rights.  Other than the Investor and any Additional Investors pursuant to Additional Agreements, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(ff)           Foreign Corrupt Practices and International Trade Sanctions.  Neither the Company nor any Company Subsidiary, nor any of its or their respective directors, officers, agents, employees or any other Persons acting on its or their behalf, (i) has violated the Foreign Corrupt Practices Act, 15 U.S.C. § 78dd-1 et seq., as amended, or any other similar applicable Law, (ii) has made or provided, or caused to be made or provided, directly or indirectly, any payment or thing of value to a foreign official, foreign political party, candidate for office or any other Person knowing that the Person will pay or offer to pay the foreign official, party or candidate, for the purpose of influencing a decision, inducing an official to violate their lawful duty, securing any improper advantage, or inducing a foreign official to use their influence to affect a governmental decision, (iii) has paid, accepted or received any unlawful contributions, payments, expenditures or gifts, (iv) has violated or operated in noncompliance with any export restrictions, money laundering Law, anti-terrorism Law, anti-boycott regulations or embargo Law, or (v) is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department.

(gg)           Material Contracts.  The Company has disclosed in Schedule 2.2(gg) and provided to the Investor or its representatives, prior to the date hereof, true, correct, and complete copies of each Material Contract.

(hh)           Knowledge as to Conditions.  As of the date of this Agreement, the Company knows of no reason why any regulatory approvals, consents or statements of non-objection required or otherwise a condition to the consummation by it of the transactions contemplated by the Transaction Documents will not be obtained.

(ii)           No Material Misstatement or Omission.  None of the representations or warranties made by the Company in this Agreement, or in any certificate furnished by the Company pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Closing Date any untrue statement of a material fact, or omits or will omit at the Closing Date any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

(jj)           Asset Quality.  The total amount of Non-Performing Assets of the Company and its Subsidiaries, on a consolidated basis, shall not exceed $20 million.

(kk)           Liquidity.  Since December 31, 2013, there shall not have been a material change in the Company’s and the Company Subsidiaries’ need for, sources of or access to liquidity.

(ll)           The aggregate principal amount of all certificates of deposit issued by the Bank shall not exceed 45% of the Bank’s total deposits.

(mm)           Classified Assets.  The aggregate amount of loans of the Company and its Subsidiaries, on a consolidated basis, that are rated “substandard”, “doubtful” or “loss” shall not exceed $30 million.

2.3.           Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company, as of the date hereof and as of the Closing Date (except for the representations and warranties that are as of a specific date, which shall be made as of that date), that:

(a)           Organization and Authority. The Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would be reasonably expected to materially and adversely impair or delay the Investor’s ability to perform its obligations under the Transaction Documents or to consummate the transactions contemplated hereby and thereby.

(b)           Authorization; Compliance with Other Instruments.

(1)           The Investor has the necessary power and authority to execute and deliver the Transaction Documents to which the Investor is a party and to perform its respective obligations hereunder and thereunder.  The execution, delivery and performance of the Transaction Documents to which the Investor is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Investor’s respective board of directors, general partner or managing members, investment committee, investment adviser or other authorized person, as the case may be, and no further approval or authorization by any of its shareholders, partners or other equity owners, as the case may be, is required.  This Agreement has been and the other Transaction Documents to which the Investor is a party will have been at the Closing duly and validly executed and delivered by the Investor and, assuming due authorization, execution and delivery by the Company and the other parties thereto, are, or in the case of documents executed hereafter, will be, upon execution, the valid and binding obligations of the Investor enforceable against the Investor in accordance with their terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(2)           Neither the execution, delivery or performance by the Investor of the Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by the Investor with any of the provisions hereof or thereof, does or will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, amendment, cancellation or acceleration of, or result in the creation of any Liens upon any of the properties or assets of the Investor under any of the terms, conditions or provisions of (i) the Investor’s articles of incorporation or bylaws, its certificate of limited partnership or partnership agreement or its similar governing documents or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Investor is a party or by which the Investor may be bound, or to which the Investor or any of the properties or assets of the Investor may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph (and assuming the correctness of the representations and warranties of the Company and the other parties to the Transaction Documents), violate any Law applicable to the Investor or any of its properties or assets except in the case of clauses (A)(ii) and (B) for such violations, conflicts and breaches as would not reasonably be expected to materially adversely affect the Investor’s ability to perform its obligations under the Transaction Documents or consummate the transactions contemplated hereby or thereby on a timely basis.

(c)           Governmental Consents. Other than the Passivity Commitments, and assuming the correctness of the representations and warranties of the Company and the other parties to the Transaction Documents, no material notice to, registration, declaration or filing with, exception or review by, or authorization, order, consent, waiver or approval of, any Governmental Entity or other Person, or expiration or termination of any statutory waiting period, is necessary to be obtained by the Investor for the execution, delivery or performance by the Investor of this Agreement and the other Transaction Documents to which the Investor is a party or the consummation of the transactions contemplated hereby and thereby by the Investor.

(d)           Purchase for Investment. The Investor acknowledges that the Purchased Shares have not been registered under the Securities Act or under any state securities laws.  The Investor (1) is acquiring the Purchased Shares pursuant to an exemption from registration under the Securities Act and other applicable securities laws solely for investment with no present intention to distribute any of the Purchased Shares to any Person, (2) will not sell or otherwise dispose of any of the Purchased Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (3) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Purchased Shares and of making an informed investment decision and (4) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act).

(e)           Brokers and Finders. Neither the Investor nor its respective Affiliates nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Investor in connection with this Agreement or the transactions contemplated hereby.  The Investor acknowledges that it is purchasing the Purchased Shares directly from the Company and not from the Placement Agent.

(f)           Investment Decision. The Investor has made an independent investment decision with respect to the transactions contemplated under the Transaction Documents and there are no agreements or understandings between the Investor or any of its Affiliates and (i) to the knowledge of the Investor, any of the Additional Investors or any of their respective Affiliates, (ii) the Company or (iii) the Company Subsidiaries.  The Investor understands that the Placement Agent has acted solely as the agent of the Company in this placement of the Purchased Shares and the Investor has not relied on any statement, representation or warranty (including any business or legal advice) of the Placement Agent or any of its agents, counselors or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Investor in connection with the transactions contemplated by the Transaction Documents.

(g)           Financial Capability. At the Closing, the Investor shall have available funds necessary to consummate the Closing on the terms and conditions contemplated by this Agreement.

(h)           Access to Information. The Investor acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Purchased Shares and the merits and risks of investing in the Purchased Shares; (ii) access to information about the Company and the Company Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  Neither such inquiries nor any other investigation conducted by or on behalf of the Investor or its representatives or counsel shall modify, amend or affect the Investor’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained in the Transaction Documents.

(i)           Reliance on Exemptions. The Investor understands and acknowledges that the Purchased Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, covenants, acknowledgements and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Purchased Shares.

(j)           No General Solicitation. The Investor: (i) became aware of the offering of the Securities, and the Purchased Shares were offered to Investor, solely by direct contact between Investor and the Company or the Placement Agent, and not by any other means, including any form of “general solicitation” or “general advertising” (as such terms are used in Regulation D promulgated under the Securities Act and interpreted by the SEC); (ii) reached its decision to invest in the Company independently from any Additional Investor; (iii) has entered into no agreements with shareholders of the Company or Additional Investors for the purpose of controlling the Company or any of its subsidiaries; and (iv) has entered into no agreements with shareholders of the Company or the Additional Investors regarding voting or transferring the Investor’s interest in the Company.

(k)           No Outside Discussion of Offering. As of the date of this Agreement, the Investor has not discussed the offering with any other party or potential investors (other than the Company, the Placement Agent, and Investor’s authorized representatives, advisors and counsel, and in joint meetings organized and approved by the Placement Agent), except as expressly permitted under the terms of this Agreement.

ARTICLE III
COVENANTS

3.1.   Access; Reports; Confidentiality.

(a)           From the date of this Agreement until the date when the Investor no longer owns in aggregate with its Affiliates at least 4.0% or more of all of the outstanding shares of Common

Stock (the “Qualifying Ownership Interest”), the Company and the Company Subsidiaries will afford to the Investor and its representatives (including employees of the Investor, and counsel, accountants, financial and investment banking advisors and other professionals retained by the Investor) (i) such access during normal business hours to its books, records, properties and personnel and to such other information as the Investor may reasonably request and (ii) reasonable opportunities to routinely consult with the management of the Company and the Company Subsidiaries on matters relating to the operation of the Company.  Notwithstanding anything in this Agreement to the contrary, at no time will the Company provide to the Investor any material non-public information unless the Investor shall have specifically requested such disclosure in writing from the Company.

(b)           Each party to this Agreement will hold, and will cause its respective subsidiaries and their directors, officers, employees, agents, consultants, and advisors to hold, in strict confidence, unless (and solely to the extent) disclosure to a Governmental Entity is necessary or appropriate in connection with any necessary regulatory approval, or request for information or similar process, or unless (and solely to the extent) compelled to disclose by judicial or administrative process or, in the written opinion of its counsel, by other requirement of law or the applicable requirements of any Governmental Entity (in which case, the party permitted to disclose such information shall, to the extent legally permissible and reasonably practicable, provide the other party with prior written notice of such permitted disclosure), all nonpublic records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the other party hereto furnished to it by such other party or its representatives in connection with the Transaction Documents or the transactions contemplated thereby, including but not limited to as set forth in Section 3.1(a) (except to the extent that such information can be shown to have been (1) previously known by such party on a nonconfidential basis, (2) in the public domain through no fault of such party, or (3) later lawfully acquired from other sources by the party to which it was furnished), and neither party hereto shall release or disclose such Information to any other person, except its Affiliates and its and its Affiliates’ auditors, attorneys, financial advisors, other consultants, and advisors with the express understanding that such parties will maintain the confidentiality of the Information and, to the extent permitted above, to bank regulatory authorities.

3.2.   Filings; Other Actions. The Investor, on the one hand, and the Company, on the other hand, will cooperate and consult with the other and use commercially reasonable efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities, necessary or advisable to consummate the transactions contemplated by the Transaction Documents, and to perform the covenants contemplated by the Transaction Documents, in each case required by it. Each of the parties hereto shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement such transactions or to evidence such events or matters. The Investor and the Company will each use their commercially reasonable efforts to promptly obtain or submit, and the Company and the Investor will cooperate as may reasonably be requested by the Investor or the Company, as the case may be, to help the Investor and the Company promptly obtain or submit, as the case may be, as promptly as practicable, the approvals and authorizations of, any additional filings and registrations with, and any additional notifications to, all notices to and, to the extent required by Law, consents, approvals or exemptions from bank regulatory authorities, for the transactions contemplated by the Transaction Documents (in each case to the extent it has not done so prior to the date of this Agreement), subject to the following sentence. Notwithstanding the foregoing, in no event shall the Investor be required to become a bank holding company, be required to agree to provide capital to the Company or any Company Subsidiary thereof other than the Purchase Price to be paid for the Securities to be purchased by it pursuant to the terms of the Transaction Documents, or be required to agree to any Burdensome Condition. To the extent required by the Federal Reserve, the Investor shall enter into one or more Passivity Commitments not more restrictive in any material respect than in the form attached hereto as Exhibit B. The Investor and the Company will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to Laws relating to the exchange of information and confidential information related to the Investor, all the information (other than confidential information) relating to such other parties, and any of their respective Affiliates, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions to which it will be party contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as reasonably practicable. Each of the parties hereto agrees to keep the other parties apprised of the status of matters referred to in this Section 3.2. Each of the Investor and the Company shall promptly furnish the other with copies of written communications received by it or its Affiliates from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by the Transaction Documents; provided, that the party delivering any such document may redact any confidential information contained therein.;

3.3.   [RESERVED]

3.4.           Avoidance of Control. Notwithstanding anything to the contrary in the Transaction Documents, neither the Company nor any Company Subsidiary shall take any action (including any redemption, repurchase, or recapitalization of Common Stock, or securities or rights, options or warrants to purchase Common Stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Common Stock in each case, where the Investor is not given the right to participate in such redemption, repurchase or recapitalization to the extent of the Investor’s pro rata proportion), that would cause the Investor’s or any other Person’s ownership of voting securities of the Company (together with the ownership by the Investor’s or other Person’s Affiliates (as such term is used under the BHC Act) of voting securities of the Company) to increase above 9.9%, without the prior written consent of the Investor, or to increase to an amount that would constitute “control” under the BHC Act, or otherwise cause the Investor to “control” the Company under and for purposes of the BHC Act.

3.5.           Notice of Certain Events. Each party hereto shall promptly notify the other party hereto of (a) any event, condition, fact, circumstance, occurrence, transaction or other item of which such party becomes aware prior to the Closing that would constitute a violation or breach of the Transaction Documents (or a breach of any representation or warranty contained herein or therein) or, if the same were to continue to exist as of the Closing Date, would constitute the non-satisfaction of any of the conditions set forth in Section 1.2 hereof, and (b) any event, condition, fact, circumstance, occurrence, transaction or other item of which such party becomes aware which would have been required to have been disclosed pursuant to the terms of the Transaction Documents had such event, condition, fact, circumstance, occurrence, transaction or other item existed as of the date hereof; provided, that delivery of any notice pursuant to this Section 3.5 shall not modify the representatives, warranties, covenants, agreements or obligations of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.  The Company shall promptly notify the Investor of any Action that is threatened or initiated by or on behalf of any shareholder of the Company in connection with or relating to the transactions contemplated hereby, in which case the Company shall consult with the Investor and keep the Investor informed of all material filings and developments relating to any such Action.  Notwithstanding the foregoing, neither party shall be required to take any action that would jeopardize such party’s attorney-client privilege.

3.6.           Commercially Reasonable Efforts. Except as otherwise provided in the Transaction Documents and subject to the other terms and conditions hereof, each of the parties hereto agrees to use its commercially reasonable efforts to take or cause to be taken all action, to do or cause to be done and to assist and cooperate with the other parties hereto in doing all things necessary, proper or advisable under Laws to consummate and make effective the transactions contemplated hereby, including but not limited to: (i) the satisfaction of the conditions precedent to the obligations of the parties hereto; (ii) the obtaining of applicable Governmental Consents, and consents, waivers and approvals of any third parties (including Governmental Entities); and (iii) the execution and delivery of such instruments, and the taking of such other actions as the other parties hereto may reasonably request in order to carry out the intent of the Transaction Documents.

3.7.           Conduct of the Business.  From the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, except as contemplated by this Agreement, the Company will, and will cause the Company Subsidiaries to, operate their business in the ordinary course consistent with past practice, preserve intact the current business organization of the Company, use commercially reasonable efforts to retain the services of their officers, employees, consultants and agents, preserve its rights and permits issued by Governmental Entities, preserve the current relationships of the Company and the Company Subsidiaries with material customers and suppliers and other Persons with whom the Company and the Company Subsidiaries have and intend to maintain significant relations and maintain all of its operating assets in their current condition (normal wear and tear excepted), and not take any action that would reasonably be expected to have a Material Adverse Effect.

3.8.   Preemptive Rights.

(a)           Sale of New Securities. After the Closing, for so long as the Investor owns securities representing the Qualifying Ownership Interest (before giving effect to any issuances triggering provisions of this Section 3.8), at any time that the Company proposes to make any public or nonpublic offering or sale of any equity (including Common Stock, preferred stock or restricted stock), or any securities, options or debt that is convertible or exchangeable into equity or that includes an equity component (such as, an “equity” kicker) (including any hybrid security) (any such security, a “New Security”) (other than the issuance and sale of securities (i) in connection with the Rights Offering; (ii) to employees, officers, directors or consultants of the Company pursuant to employee benefit plans or compensatory arrangements approved by the Board of Directors (including upon the exercise of employee stock options granted pursuant to any such plans or arrangements); or (iii) as consideration in connection with any bona fide, arm’s-length direct or indirect merger, acquisition or similar transaction), the Investor shall first be afforded the opportunity to acquire from the Company for the same price (net of any underwriting discounts or sales commissions) and on the same terms (except that, to the extent permitted by Law and the Articles of Incorporation and Bylaws of the Company, the Investor may elect to receive such securities in nonvoting form, convertible into voting securities in a widely dispersed offering) as such securities are proposed to be offered to others, up to the amount of such New Securities to be offered in the aggregate required to enable it to maintain its proportionate Common Stock-equivalent interest in the Company immediately prior to any such issuance of New Securities.  The amount of New Securities that the Investor shall be entitled to purchase in the aggregate shall be determined by multiplying (x) the total number or principal amount of such offered New Securities by (y) a fraction, the numerator of which is the number of shares of Common Stock held by the Investor and its Affiliates (assuming full conversion or exercise of any securities convertible into or exercisable for Common Stock) and the denominator of which is the number of shares of Common Stock then outstanding (assuming full conversion or exercise of any securities convertible into or exercisable for Common Stock).  Notwithstanding anything herein to the contrary, in no event shall the Investor have the right to purchase securities hereunder to the extent that such purchase would result in the Investor exceeding the ownership limitations of the Investor set forth in Section 3.4.

(b)           Notice. In the event the Company proposes to offer or sell New Securities that are subject to the Investor’s rights under Section 3.8(a), it shall give the Investor written notice of its intention, specifying the price (or range of prices), anticipated amount of securities, timing and other terms upon which the Company proposes to offer the same (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed with respect to such offering), no later than ten (10) Business Days, as the case may be, after the initial filing of a registration statement with the SEC with respect to an underwritten public offering or after the commencement of marketing with respect to a Rule 144A offering or an offering pursuant to Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder.  The Investor shall have ten (10) Business Days from the date of receipt of such a notice to notify the Company in writing that it intends to exercise its rights provided in this Section 3.8 and as to the amount of New Securities the Investor desires to purchase, up to the maximum amount calculated pursuant to this Section 3.8.  The failure of the Investor to respond within such ten (10) Business Day period shall be deemed to be a waiver of the Investor’s rights under this Section 3.8 only with respect to the offering described in the applicable notice.  Notwithstanding anything herein to the contrary, to the extent that the Investor exercises its right to purchase the full amount of New Securities it is entitled to purchase pursuant to this Section 3.8, the Investor shall have an additional option to over-subscribe and purchase all or any part of the balance of any such remaining unsubscribed New Securities.  The Company shall notify the Investor of its over-subscription rights hereunder, and the Investor shall thereafter have five Business Days following delivery of such notice to subscribe for any additional shares of New Securities on a pro-rata basis amongst any Additional Investors that also exercised a right to purchase the full amount of New Securities such Additional Investor was entitled to purchase, and on such additional terms and conditions as shall be determined by the Company in its reasonable discretion.

(c)           Purchase Mechanism. If the Investor exercises its rights provided in this Section 3.8, the closing of the purchase of the New Securities with respect to which such right has been exercised shall take place within sixty (60) days after the giving of notice of such exercise, provided that, if such issuance is subject to regulatory approval, such sixty (60)-day period shall be extended until the expiration of ten (10) Business Days after all such approvals have been received, but in no event later than 180 days from the date of the Company’s initial notice pursuant to Section 3.8(b). Each of the Company and the Investor agrees to use its commercially reasonable efforts to secure any regulatory or shareholder approvals or other consents, and to comply with any Law necessary in connection with the offer, sale and purchase of, such New Securities.

(d)           Failure of Purchase. In the event the Investor fails to exercise its rights provided in this Section 3.8 within the ten-day period described in Section 3.8(b) or, if so exercised, the Investor is unable to consummate such purchase within the time period specified in Section 3.8(c) above because of its failure to obtain any required regulatory or shareholder consent or approval, the Company shall thereafter be entitled during the period of 90 days following the conclusion of the applicable period to sell or enter into an agreement (pursuant to which the sale of the Common Stock covered thereby shall be consummated, if at all, within 30 days from the date of such agreement) to sell the Common Stock not elected to be purchased pursuant to this Section 3.8 or which the Investor is unable to purchase because of such failure to obtain any such consent or approval, at a price and upon other terms that, taken in the aggregate, are not more favorable to the purchasers of such securities than were specified in the Company’s notice to the Investor.  Notwithstanding the foregoing, if such sale is subject to the receipt of any regulatory or shareholder approval or consent or the expiration of any waiting period, the time period during which such sale may be consummated shall be extended until the expiration of five (5) Business Days after all such approvals or consents have been obtained or waiting periods expired, but in no event shall such time period exceed 90 days from the date of the applicable agreement with respect to such sale.  In the event the Company has not sold the Common Stock or entered into an agreement to sell the Common Stock within such 90-day period (or sold and issued Common Stock in accordance with the foregoing within 30 days from the date of said agreement (as such period may be extended in the manner described above for a period not to exceed 90 days from the date of such agreement)), the Company shall not thereafter offer, issue or sell such Common Stock without first offering such securities to the Investor in the manner provided above.

(e)           Non-Cash Consideration. In the case of the offering of securities for consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors; provided, however, that such fair value as reasonably determined by the Board of Directors shall not exceed the aggregate market price of the securities being offered as of the date the Board of Directors authorizes the offering of such securities.

(f)           Cooperation. The Company and the Investor shall cooperate in good faith to facilitate the exercise of the Investor’s rights under this Section 3.8, including securing any required approvals or consents.

3.9.         [RESERVED]

3.10.  Legend.

(a)           The Investor agrees that all certificates or other instruments representing the Purchased Shares shall bear a legend substantially to the following effect (and, with respect to Purchased Shares held in book-entry form, the Company’s transfer agent will record such a legend on the share register), until such time as they are not required under Section 3.10(b) or applicable Law:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT (A) WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR (B) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, REGISTRATION UNDER SUCH ACT OR SUCH LAWS.”

(b)           Following the earlier of (i) the effective date of a resale registration statement covering such Purchased Shares or (ii) Rule 144 becoming available for the resale of the Purchased Shares, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to the Purchased Shares and without volume or manner-of-sale restrictions, the Company shall issue the Investor a certificate without the legend set forth in Section 3.10(a) or any other legend or instruct the Company’s transfer agent to remove such legend and shall cause its counsel to issue any legend removal opinion required by the transfer agent.  If a legend is no longer required pursuant to the foregoing, the Company will no later than three (3) Business Days following the delivery by the Investor to the Company or the transfer agent (with notice to the Company) of a legended certificate or instrument representing such Purchased Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) and any required representation letter, deliver or cause to be delivered to the Investor a certificate or instrument (as the case may be) representing such Purchased Shares that is free from all restrictive legends.  The Company may not make any notation on its records or give instructions to its transfer agent that enlarge the restrictions on transfer set forth in this Section 3.10(b).  Certificates for Purchased Shares free from all restrictive legends may be transmitted by the transfer agent to the Investor by crediting the account of the Investor’s prime broker with the Depository Trust Company as directed by the Investor.  The Investor acknowledges that the securities have not been registered under the Securities Act or under any state securities laws and agrees that it shall not sell or otherwise dispose of any of the securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.  Any fees (with respect to the transfer agent, Company counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company.

3.11.   Registration Rights.

(a)   Registration.

(1)           (A) Subject to the terms and conditions of the Transaction Documents, the Company covenants and agrees that as promptly as practicable following the receipt of a written notice (the “Demand Notice”) from the Investor (and in any event no later than the applicable Registration Deadline), the Company shall prepare and file with the SEC one or more Shelf Registration Statements covering the resale of all of the Registrable Securities (or, if permitted by the rules of the SEC, otherwise designate an existing Shelf Registration Statement filed with the SEC to cover such Registrable Securities), and, to the extent the Shelf Registration Statement has not theretofore been declared effective, the Company shall use reasonable best efforts to cause such Shelf Registration Statement to be declared or become effective as soon as practicable (and in any event no later than the Effectiveness Deadline) and to keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of such Registrable Securities for a period from the date of its initial effectiveness until such time as there are no such Registrable Securities remaining (including by refiling such Shelf Registration Statement (or a new Shelf Registration Statement) if the initial Shelf Registration Statement expires) (the “Effectiveness Period”).  If, at any time after having requested the Company to file a Registration Statement pursuant to this Section 3.11(a)(1)(A), the Investor shall determine for any reason to withdraw such registration, the Investor may, at its election, give notice of such determination to the Company.  On receipt of such notice the Company shall be relieved of its obligation to effect such registration.

(B) Notwithstanding the registration obligations set forth in Section 3.11(a)(1)(A), in the event the SEC informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single Registration Statement, the Company agrees to promptly (i) inform each of the Holders thereof and use its reasonable best efforts to file amendments to the initial Shelf Registration Statement as required by the SEC and/or (ii) withdraw the initial Shelf Registration Statement and file a new Shelf Registration Statement, in either case covering the maximum number of Registrable Securities permitted to be registered by the SEC, on such form available to the Company to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or new Shelf Registration Statement, the Company shall be obligated to use its reasonable best efforts to advocate with the SEC for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09.

(C) Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities or other shares of Common Stock permitted to be registered on a particular Shelf Registration Statement as a secondary offering (and notwithstanding that the Company used reasonable best efforts to advocate with the SEC for the registration of all or a greater number of Registrable Securities), the number of Registrable Securities or other shares of Common Stock to be registered on such Shelf Registration Statement will be reduced as follows:  first, the Company shall reduce or eliminate the shares of Common Stock to be included by any Person other than a Holder; second, the Company shall reduce or eliminate any shares of Common Stock to be included by any Affiliate (which shall not include the Investor or its Affiliates) of the Company; and third, the Company shall reduce the number of Registrable Securities to be included by all Holders on a pro rata basis based on the total number of unregistered Registrable Securities held by such Holders, subject to a determination by the SEC that certain Holders must be reduced before other Holders based on the number of Registrable Securities held by such Holders.  For purposes of the preceding sentence concerning apportionment, for any selling Holder of Registrable Securities which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing Persons shall be deemed to be a single “selling Holder” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling Holder,” as defined in this sentence.  In the event the Company amends the initial Shelf Registration Statement or files a new Shelf Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its reasonable best efforts to file with the SEC, as promptly as allowed by the SEC or SEC Guidance provided to the Company or to registrants of securities in general, one or more Registration Statements on such form available to the Company to register for resale those Registrable Securities that were not registered for resale on the initial Shelf Registration Statement, as amended, or the new Shelf Registration Statement.  No Holder shall be named as an “underwriter” in any Registration Statement without such Holder’s prior written consent.

(2)           Any registration pursuant to this Section 3.11(a) shall be effected by means of a shelf registration under the Securities Act on Form S-1 (or, if the Company is then eligible, on Form S-3 (a “Shelf Registration Statement”)) in accordance with the methods and distribution set forth in the Shelf Registration Statement and Rule 415.  If the Investor or any other holder of Registrable Securities to whom the registration rights conferred by the Transaction Documents have been transferred in compliance with the Transaction Documents intends to distribute any Registrable Securities by means of an underwritten offering it shall promptly so advise the Company and the Company shall use reasonable best efforts to facilitate such distribution, including the actions required pursuant to Section 3.11(c).  The lead underwriters in any such distribution shall be selected by the holders of a majority of the Registrable Securities to be distributed and be reasonably acceptable to the Company.

(3)           The Company shall not be required to effect a registration (including a resale of Registrable Securities from an effective Shelf Registration Statement) or an underwritten offering pursuant to this Section 3.11(a):  (i) with respect to securities that are not Registrable Securities; (ii) during any Scheduled Blackout Period; or (iii) if the Company has notified the Investor and all other Holders in writing that in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company and its security holders for such registration or underwritten offering to be effected at such time, in which event the Company shall have the right to defer such registration or underwritten offering for a period of not more than 45 days after receipt of the request of the Investor or any other Holder; provided, that such right to delay a registration or underwritten offering shall be exercised by the Company (A) only if the Company has generally exercised (or is concurrently exercising) similar blackout rights against all holders of similar securities that have registration rights, (B) not more than once in any 12-month period and (C) so long as the total number of days of any delays hereunder and the total number of days of any suspension under Section 3.11(d) do not exceed, in the aggregate, 90 days in any 12-month period.  The Company shall provide the Investor written notice of any Scheduled Blackout Period, if applicable to such Investor, no later than seven Business Days prior to the commencement of such Scheduled Blackout Period.

(4)           If the Company proposes to register any of its securities, whether or not for its own account, other than a registration pursuant to Section 3.11(a)(1), a Special Registration or securities registered pursuant to the Rights Offering, and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company shall give prompt written notice to the Investor and all other Holders of its intention to effect such a registration (but in no event less than ten (10) Business Days prior to the anticipated filing date) and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) Business Days after the date of the Company’s notice (a “Piggyback Registration”).  Any such Person that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the fifth Business Day prior to the planned effective date of such Piggyback Registration.  The Company may terminate or withdraw any registration under this Section 3.11(a)(4) prior to the effectiveness of such registration, whether or not the Investor or any other Holders have elected to include Registrable Securities in such registration.

(5)           If the registration referred to in Section 3.11(a)(4) is proposed to be underwritten, the Company shall so advise the Investor and all other Holders as a part of the written notice given pursuant to Section 3.11(a)(4).  In such event, the right of the Investor and all other Holders to registration pursuant to this Section 3.11(a) shall be conditioned upon such Persons’ participation in such underwriting and the inclusion of such Persons’ Registrable Securities in the underwriting, and each such Person shall (together with the Company and the other Persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.  If any participating Person disapproves of the terms of the underwriting, such Person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Investor.

(6)           In the event (x) that any of the Additional Investors exercises “piggyback” registration rights under the Additional Agreements in connection with the Investor’s exercise of its registration rights pursuant to Section 3.11(a)(1), (y) that the Company grants “piggyback” registration rights to one or more third parties to include their securities in an underwritten offering under the Shelf Registration Statement pursuant to Section 3.11(a)(1) or (z) that a Piggyback Registration under Section 3.11(a)(4) relates to an underwritten offering, and in any such case the managing underwriters advise the Company in writing that in their reasonable opinion the number of securities requested to be included in such offering exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company shall include in such Registration Statement or Prospectus only such number of securities that in the reasonable opinion of such underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities shall be so included in the following order of priority:  (i) first, solely in the case of a Piggyback Registration under Section 3.11(a)(4) relating to a primary offering on behalf of the Company, any securities the Company proposes to sell for its own account, (ii) second, Registrable Securities of the Investor and all other Holders who have requested registration of Registrable Securities pursuant to the Additional Agreements, Section 3.11(a)(1) or Section 3.11(a)(4), as applicable, pro rata on the basis of the aggregate number of such securities or shares owned by each such person and (iii) third, any other securities of the Company that have been requested to be so included, subject to the terms of the Transaction Documents.

(7)           In the event that Form S-3 is not available for the registration of the resale of Registrable Securities under Section 3.11(a)(1), the Company shall use reasonable best efforts to (i) register the resale of the Registrable Securities on another appropriate form, including, without limitation, Form S-1 and (ii) undertake to register the Registrable Securities on Form S-3 promptly after such form is available, provided, that the Company shall maintain the effectiveness of the Shelf Registration Statement then in effect until such time as a Shelf Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

(b)           Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company.  All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the Holders selling in such registration pro rata on the basis of the aggregate number of securities or shares being sold.

(c)           Obligations of the Company. The Company shall use its reasonable best efforts for so long as there are Registrable Securities outstanding, to take such actions as are under its control to not become an ineligible issuer (as defined in Rule 405 under the Securities Act).  In addition, whenever required to effect the registration of any Registrable Securities or facilitate the distribution of Registrable Securities pursuant to an effective Registration Statement (including a Shelf Registration Statement), the Company shall, as expeditiously as reasonably practicable:

(1)           By 9:30 a.m. New York City time on the first Business Day after the effective date of a Shelf Registration Statement, file a final Prospectus with the SEC, as required by Rule 424(b) under the Securities Act.

(2)           Provide to each Holder a copy of any disclosure regarding the plan of distribution or the selling Holders, in each case, with respect to such Holder, at least three (3) Business Days in advance of any filing with the SEC of any Registration Statement or any amendment or supplement thereto that includes such information, and provide initial copies to each Holder of all documents proposed to be filed with an opportunity for Holders’ Counsel (and separate counsel for the Investor, if any) to review and comment on such documents and filing.

(3)           Prepare and file with the SEC a Prospectus supplement with respect to a proposed offering of Registrable Securities pursuant to an effective Registration Statement, subject to Section 3.11(c), and keep such Registration Statement effective or such Prospectus supplement current until the securities described therein are no longer Registrable Securities.

(4)           Prepare and file with the SEC such amendments, post-effective amendments and supplements to the applicable Registration Statement and the Prospectus or Prospectus supplement used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement and cause the related Prospectus to be supplemented by any Prospectus supplement, Issuer Free Writing Prospectus or “sticker” supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such

Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the Securities Act.

(5)           Furnish without charge to each Holder and each underwriter, if any, of the securities being sold by such Holder such number of conformed copies of such Registration Statement and of each amendment, post-effective amendment and supplement thereto, including financial statements (in each case including all exhibits), such number of copies of the Prospectus contained in such Registration Statement (including each preliminary Prospectus), such number of copies of any and all transmittal letters or other correspondence with the SEC or any other Governmental Entity relating to such offering and such other documents as such Holder or underwriter, if any, may reasonably request.

(6)           Prior to any offering of Registrable Securities, use its reasonable best efforts to register and qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders or any managing underwriter(s), to keep such registration or qualification (or exemption therefrom) in effect for so long as such Registration Statement is required to remain in effect, and to take any other action which may be necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

(7)           Upon the occurrence of any event described in Section 3.11(c)(8)(B) or (E), (i) promptly prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference or an Issuer Free Writing Prospectus related thereto, or file any other required document, as requested by the SEC or other Governmental Entity (in the case of an occurrence of an event described in Section 3.11(c)(8)(B)) or so that, as thereafter delivered to the selling Holders, such Registration Statement, Prospectus or Issuer Free Writing Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (in the case of an occurrence of an event described in Section 3.11(c)(8)(E)) and (ii) furnish and deliver to each Holder of Registrable Securities covered by such Registration Statement a reasonable number of copies of such supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference or an Issuer Free Writing Prospectus related thereto so that, as thereafter delivered to the purchasers of such Registrable Shares, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(8)           As promptly as practicable (and in any event within one Business Day) after such event, give written notice to the Holders and the underwriters, if any (which notice shall not contain any material non-public information):

(A)           when any Registration Statement filed pursuant to Section 3.11(a) or any amendment thereto, the related Prospectus or any Prospectus supplement related thereto, or any Issuer Free Writing Prospectus has been filed with the SEC (except for any amendment effected by the filing of a document with the SEC pursuant to the Exchange Act) and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective;

(B)           of any request by the SEC or any other Governmental Entity for amendments or supplements to any Registration Statement or the Prospectus included therein, to any Issuer Free Writing Prospectus or for additional information;

(C)           of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings by any Person for that purpose;

(D)           of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification or exception from qualification of the Common Stock for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose;

(E)           of the happening of any event that makes any statement made in any effective Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference or any Issuer Free Writing Prospectus related thereto untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus, documents or Issuer Free Writing Prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of any Prospectus or Issuer Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (which notice shall be accompanied by an instruction to suspend the use of such document until the requisite changes have been made); and

(F)           if at any time the representations and warranties of the Company contained in any underwriting agreement contemplated by Section 3.11(c)(12) cease to be true and correct.

(9)           Use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any Registration Statement referred to in Section 3.11(c)(8)(C), or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, in each case at the earliest practicable time.

(10)           [INTENTIONALLY OMITTED.]

(11)           Use reasonable best efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or any managing underwriter(s).

(12)           In the event of an underwritten offering pursuant to Section 3.11(a)(1), enter such customary agreements (including underwriting and lock-up agreements in customary form, scope and substance) and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, to expedite or facilitate the underwritten disposition of such Registrable Securities, and in connection therewith in any underwritten offering (including making members of management and executives of the Company available to participate in “road shows,” similar sales events and other marketing activities), (i) make such representations and warranties to the Holders that are selling shareholders and the managing underwriter(s), if any, with respect to the business of the Company and the Company Subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in customary form, substance and scope, and, if true, confirm the same if and when requested, (ii) use its reasonable best efforts to furnish the underwriters with 10b-5 statements and opinions of counsel to the Company and updates thereof, addressed to the managing underwriter(s), if any, covering the matters customarily covered by 10b-5 statements and in opinions requested in underwritten offerings, as the case may be, (iii) use its reasonable best efforts to obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are included in the applicable Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each selling Holder (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession, in which case an “agreed-upon procedures” letter may be required) and each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in Section 3.11(g) with respect to all parties to be indemnified pursuant to such Section, except as otherwise agreed by the Holders of a majority of the Registrable Securities being sold in connection therewith and the managing underwriter(s), if any, and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.   The above clauses (i) through (v) shall be done at each closing under such underwriting agreement.

(13)           Make available for inspection by a representative of Holders that are selling shareholders, the managing underwriter(s), if any, and any attorneys or accountants retained by such Holders or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information, in each case, reasonably requested by any such representative, managing underwriter(s), attorney or accountant in connection with such Registration Statement.

(14)           If requested by Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith, or the managing underwriter(s), if any, promptly include in a Prospectus supplement, post-effective amendment or Issuer Free Writing Prospectus such information as the Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith or managing underwriter(s), if any, may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such Prospectus supplement, post-effective amendment or Issuer Free Writing Prospectus as soon as practicable after the Company has received such request.

(15)           Timely provide to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(16)           cooperate with the Holders and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends) representing Registrable Securities to be sold under any Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter(s) or selling Holders may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such Registration Statement a supply of such certificates.

(17)           Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(18)           Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(d)           Suspension of Sales. During any Scheduled Blackout Period and upon receipt of written notice from the Company that a Registration Statement, Prospectus, Prospectus supplement, Issuer Free Writing Prospectus or other document contains or may contain an untrue statement of a material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that circumstances exist that make inadvisable use of such Registration Statement, Prospectus, Prospectus supplement, Issuer Free Writing Prospectus or other document, each Holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities under the Registration Statement, Prospectus, Prospectus supplement, Issuer Free Writing Prospectus or other document until termination of such Scheduled Blackout Period or until such Holder has received copies of a supplemented or amended Registration Statement, Prospectus, Prospectus supplement, Issuer Free Writing Prospectus or other document, as applicable, or until such Holder is advised in writing by the Company that the use of the applicable document may be resumed, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the applicable document covering such Registrable Securities current at the time of receipt of such notice.  Excluding Scheduled Blackout Periods, the total number of days of any delays under Section 3.11(a)(3) and the total number of days of any suspensions under this Section 3.11(d) shall not exceed, in the aggregate, 90 days in any 12-month period (the “Allowable Suspension Period”).

(e)           Termination of Registration Rights. A Holder’s registration rights as to any securities held by such Holder (and its Affiliates, partners, members and former members) shall only cease to be available when all such securities have ceased to be Registrable Securities.

(f)           Furnishing Information.

(1)           Neither the Investor nor any Holder shall use any free writing prospectus (as defined in Rule 405) in connection with the sale of Registrable Securities without the prior written consent of the Company.

(2)           It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 3.11(a) or 3.11(c) as to a selling Holder that such selling Holder, and the underwriters, if any, shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registered offering of the Holder’s Registrable Securities.

(g)   Indemnification.

(1)           The Company agrees to indemnify each Holder and, if a Holder is a Person other than an individual, such Holder’s officers, directors, partners, employees, agents, representatives and Affiliates, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, that controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act (each, a “Holder Indemnitee”), against any and all Losses, joint or several, arising out of or based upon any of the following statements, omissions or violations (collectively, “Company Violations”):  (A)

any untrue statement or alleged untrue statement of material fact contained in any Registration Statement, including any preliminary Prospectus or final Prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto); or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (B) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; provided, that the Company shall not be liable to such Holder Indemnitee in any such case to the extent that any such Loss is based solely upon any of the following statements, omissions or violations (collectively, “Holder Violations”):  (i) an untrue statement or omission made in such Registration Statement, including any such preliminary Prospectus or final Prospectus contained therein or any such amendments or supplements thereto or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), in reliance upon and in conformity with information regarding such Holder Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Company by such Holder Indemnitee expressly for use in connection with such Registration Statement, including any such preliminary Prospectus or final Prospectus contained therein or any such amendments or supplements thereto, or (ii) offers or sales effected by or on behalf such Holder Indemnitee “by means of” (as defined in Rule 159A) a “free writing prospectus” (as defined in Rule 405) that was not authorized in writing by the Company.

(2)           In connection with any Registration Statement in which the Investor (or a Holder who assumes the obligations of the Investor in accordance with Section 3.11(h)) is participating, the Investor (or such Holder) agrees to indemnify the Company and its officers, directors, employees, agents, representatives and Affiliates (each, a “Company Indemnitee”), against any and all Losses, joint or several, arising out of or based upon any Holder Violation to the extent any such Loss is based solely upon solely upon such Holder Violation; provided, that each Holder’s indemnification obligation hereunder shall, to the extent more than one Holder is subject to the same indemnification obligation, be apportioned between each Holder based upon the net amount received by each Holder from the sale of the Registrable Securities, as compared to the total net amount received by all of the Holders holding Registrable Securities sold pursuant to such Registration Statement.  Notwithstanding the foregoing, no Holder shall be liable to the Company for amounts in excess of the lesser of (x) such apportionment and (y) the amount received by such Holder in the offering giving rise to such liability.

(3)           If the indemnification provided for in Section 3.11(g)(1) or 3.11(g)(2) is held by a court of competent jurisdiction to be unavailable to a Holder Indemnitee or Company Indemnitee (each, an “Indemnitee”), respectively, with respect to any Loss, then the indemnifying party, in lieu of indemnifying such Indemnitee hereunder, shall contribute to the amount paid or payable by such Indemnitee as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the Indemnitee, on the one hand, and the indemnifying party, on the other hand, in connection with the statements, omissions or violations which resulted in such Loss as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Section 3.11(g)(3) exceed the net proceeds from the offering received by such Holder.  The relative fault of the indemnifying party, on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; the Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 3.11(g)(3) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 3.11(g)(1) and 3.11(g)(2).  No Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the indemnifying party if the indemnifying party was not guilty of such fraudulent misrepresentation.

(4)           The indemnity and contribution agreements contained in this Section 3.11(g) are in addition to any liability that the Company may have to the Indemnitees and are not in diminution or limitation of the indemnification provisions under Article V of this Agreement.

(5)           Promptly after receipt by an Indemnitee under this Section 3.11(g) of notice of the commencement of any action (including any governmental action), such Indemnitee will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.11(g), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an Indemnitee (together with all other Indemnitee which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such Indemnitee by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the Indemnitee under this Section 3.11(g) only to the extent such liability is caused by a failure to give such notice, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any Indemnitee otherwise than under this Section 3.11(g).

(6)           The obligations of the Company and Holders under this Section 3.11(g) shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Section 3.11.

(h)           Assignment of Registration Rights. The rights of the Investor to registration of Registrable Securities pursuant to Section 3.11 may be assigned by the Investor to a transferee or assignee of Registrable Securities to which (i) there is transferred to such transferee no less than $1,000,000 in Registrable Securities and (ii) such transfer is not prohibited under the terms hereof; provided, however, that the transferor shall, within a reasonable time after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the number and type of Registrable Securities that are being assigned.

(i)           Holdback. With respect to any underwritten offering of Registrable Securities by the Investor or other Holders pursuant to this Section 3.11, the Company agrees not to effect (other than in connection with the Rights Offering, pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any Registration Statement (other than such registration or a Special Registration) covering any of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the period not to exceed ten days prior and 60 days following the effective date of such offering or such longer period up to 90 days as may be requested by the managing underwriter.  The Company also agrees to cause each of its directors and senior executive officers to execute and deliver customary lockup agreements in such form and for such time period up to 90 days as may be requested by the managing underwriter.  “Special Registration” means the registration of (i) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor form) or (ii) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants, customers, lenders or vendors of the Company or the Company Subsidiaries or in connection with dividend reinvestment plans.

(j)           Rule 144; Rule 144A Reporting. With a view to making available to the Investor and Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use reasonable best efforts to:

        (1)           make and keep adequate and current public information with respect to the Company available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;

(2)           so long the Investor or a Holder owns any Registrable Securities, furnish to the Investor or such Holder forthwith upon request: (x) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act; (y) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (z) such other reports and documents as the Investor or Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration;

(3)           file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(4)           take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act.

(k)           As used in this Section 3.11, the following terms shall have the following respective meanings:

(1)           “Effectiveness Deadline” means, with respect to a Shelf Registration Statement required to be filed pursuant to Section 3.11(a)(1), the earlier of (i) the 120th calendar day following the receipt of a Demand Notice  and (ii) the 5th Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Shelf Registration Statement will not be “reviewed” or will not be subject to further review; provided, that if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the SEC is open for business.

(2)           “Holder” means the Investor and any other holder of Registrable Securities to whom the registration rights conferred by the Transaction Documents have been transferred in compliance with Section 3.11(h) hereof.

(3)           “Holders’ Counsel” means one counsel for the selling Holders chosen by Holders holding a majority interest in the Registrable Securities being registered.

(4)           “Issuer Free Writing Prospectus” means an Issuer Free Writing Prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.

(5)           “Prospectus” means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement, any Issuer Free Writing Prospectus related thereto, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

(6)           “Register,” “registered” and “registration” shall refer to a registration effected by preparing and (a) filing a Registration Statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such Registration Statement or (b) filing a Prospectus and/or Prospectus supplement in respect of an appropriate effective Registration Statement.

(7)           “Registrable Securities” means (A) all Purchased Shares acquired by the Investor hereunder and (B) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clause (A) by way of conversion, exercise or exchange thereof or stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization, provided, that, once issued, such securities shall not be Registrable Securities when (i) they are sold pursuant to an effective Registration Statement under the Securities Act, (ii) they may be immediately sold by the Investor pursuant to Rule 144 without limitation thereunder on volume or manner of sale and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), (iii) they shall have ceased to be outstanding or (iv) they have been sold in a private transaction in which the transferor’s rights under the Transaction Documents are not assigned to the transferee of the securities.

(8)           “Registration Deadline” means, with respect to a Shelf Registration Statement required to be filed pursuant to Section 3.11(a), 60 days following the receipt of a Demand Notice.

(9)           “Registration Expenses” means all expenses incurred by the Company in effecting any registration pursuant to this Agreement (whether or not any registration or Prospectus becomes effective or final) or otherwise complying with its obligations under this Section 3.11, including, without limitation, all registration, filing, qualification and listing fees, printing expenses, fees and disbursements of counsel for the Company, the reasonable fees and disbursements of Holders’ Counsel, blue sky fees and expenses, expenses incurred in connection with any “road show,” and expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include Selling Expenses and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

(10)           “Registration Statement” means any registration statement of the Company under the Securities Act which permits the public offering of any of the Registrable Securities pursuant to the provisions of this Agreement, including a Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

(11)           “Rule 144,” “Rule 158,” “Rule 159A,” “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.

(12)           “Scheduled Blackout Period” means the period from and including the last day of a fiscal quarter of the Company to and including the Business Day on which the Company publicly releases its financial results for such fiscal quarter.

(13)           “SEC Guidance” means (i) any publicly-available written or oral guidance, comments, requirements or requests of the SEC staff and (ii) the Securities Act.

(14)           “Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of Holders’ Counsel included in Registration Expenses).

(l)           At any time, any holder of Registrable Securities (including any Holder) may elect to forfeit its rights set forth in this Section 3.11 from that date forward; provided, that no such forfeiture shall terminate a Holder’s rights or obligations under Section 3.11(g) with respect to any prior registration or Pending Underwritten Offering.  “Pending Underwritten Offering” means, with respect to any Holder forfeiting its rights pursuant to this Section 3.11(l), any underwritten offering of Registrable Securities in which such Holder has advised the Company of its intent to register its Registrable Securities either pursuant to Section 3.11(a)(2) or 3.11(a)(4) prior to the date of such Holder’s forfeiture.

(m)           Limitations on Subsequent Registration Rights.  Other than pursuant to the Transaction Documents, from and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed under Section 3.11(a)(1)(A), unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such holder’s or prospective holder’s Securities will not reduce the amount of the Registrable Securities of the Holders which is included.

3.12.   Articles of Amendment. In connection with the Closing, the Company shall file the Preferred Stock Articles of Amendment with the VSCC, and such Articles of Amendment shall continue to be in full force and effect as of the Closing Date.

3.13.   Rights Offering.

(a)           Following the date of this Agreement, and subject to compliance with all applicable Law, including the Securities Act, the Company shall distribute to each holder of record of Common Stock other than directors and executive officers of the Company (each, a “Legacy Shareholder”), as of the close of business on the Business Day immediately preceding the Closing Date, non-transferable rights (the “Rights”) to purchase from the Company, within a time period to be determined by the Company (which period shall be between 30 and 45 days following a Legacy Shareholder’s receipt of such Rights), the number of shares of Common Stock calculated pursuant to Section 3.13(b) at a per share purchase price of $3.50 (“Rights Purchase Price”).  The transactions described in this Section 3.13(a) and Sections 3.13(b) and (c), including the purchase and sale of Common Stock upon the exercise of Rights and any commitments to purchase unsubscribed Common Stock in Section 3.13(c), shall be referred to in this Agreement as the “Rights Offering.”  The registration statement relating to the Rights Offering shall be filed within 90 days after the date of this Agreement.

(b)           Each Right shall entitle a Legacy Shareholder to purchase any whole number of shares of Common Stock, provided, that (i) no Legacy Shareholder shall thereby exceed, together with any other person with whom such Legacy Shareholder may be aggregated under applicable Law, 4.9% beneficial ownership of the Company’s equity securities and (ii) the gross proceeds from shares of Common Stock purchased in the Rights Offering shall not exceed $3.75 million.

(c)           In the event the Rights Offering is over-subscribed, subscriptions by Legacy Shareholders shall be reduced proportionally based on their pro rata ownership of the Common Stock outstanding as of the close of business on the trading day immediately preceding the Closing Date.

(d)           Following the expiration of the Rights and the closing of any share purchases as part of the Rights Offering, the Investor shall be afforded the opportunity to acquire from the Company, at the Rights Purchase Price, a number of shares of Common Stock such that the Investor, together with any other person with whom the Investor’s ownership of Company securities would be aggregated for purposes of any bank regulation or law, would collectively own, control or have the power to vote, up to the same proportionate amount of the outstanding Common Stock of the Company held by the Investor immediately following the Closing.  The Company shall give the Investor written notice of the completion of the Rights Offering and the results thereof no later than ten (10) Business Days after the completion of the Rights Offering.  The Investor shall have ten (10) Business Days from the date of receipt of such a notice to notify the Company in writing that it intends to exercise its rights provided in this Section 3.13(d) and the amount of shares of Common Stock the Investor desires to purchase, up to the maximum amount calculated pursuant to this Section 3.13(d).  The failure of the Investor to respond within such ten (10) Business Day period shall be deemed to be a waiver of the Investor’s rights under this Section 3.13(d).  If the Investor so notifies the Company in writing within such ten (10) Business Day period that it intends to exercise such rights, the parties shall consummate the acquisition of such Common Stock as soon as reasonably practicable thereafter.

3.14.           Form D and Blue Sky.  The Company agrees to timely file a Form D with respect to the Purchased Shares as required under Regulation D.  The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Purchased Shares for sale to the Investor pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification).  The Company shall make all filings and reports relating to the offer and sale of the Purchased Shares required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

3.15.           No Integration.  The Company shall not, and shall use its commercially agrees to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Purchased Shares in a manner that would require the registration under the Securities Act of the sale of the Purchased Shares to the Investor.

3.16.           Acknowledgment of Dilution.  The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock.  The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Securities pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against the Investor and regardless of the dilutive effect that such issuance may have on the ownership of the other shareholders of the Company.

3.17.           Company Forbearances.  From the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, the Company shall not, and shall not permit any Company Subsidiary to:

(a)           (i) adjust, split, combine or reclassify any of its capital stock, (ii) set any record or payment dates for the payment of any dividends or distributions on its capital stock or make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exercisable or exchangeable for any shares of its capital stock or stock appreciation rights or grant any person any right to acquire any shares of its capital stock; or (iii) issue or commit to issue any additional shares of capital stock (except pursuant to the exercise of options and restricted stock unit grants outstanding as of the date hereof and disclosed in Schedule 3.17(a)), convertible debt or any securities convertible into or exercisable or exchangeable for, or any rights, warrants or options to acquire, any additional shares of capital stock (including options) or convertible debt;

(b)           (i) increase the compensation or benefits of any employee of the Company or any Company Subsidiary (except (x) for increases in salary or wages of employees of the Company or any Company Subsidiary in the ordinary course of business consistent with past practice, provided that no such increase shall result in an annual adjustment of more than 3% of the aggregate base salary and wages payable by the Company and the Company Subsidiaries during 2013 and (y) pursuant to the Company’s Benefit Plans as described in Schedule 3.17(b) as in effect on the date of this Agreement and made available to the Investor prior to the date of this Agreement (other than as amended to comply with Law)); (ii) except as required by Law, grant any severance or termination pay to any employee of the Company or any Company Subsidiary except pursuant to the terms of any Benefit Plan in effect on the date of this Agreement and which was made available to the Investor prior to the date of this Agreement and disclosed in Schedule 3.17(b); (iii) loan or advance any money or other property to any employees or directors of the Company or Company any Subsidiary other than in the ordinary course of business consistent with past practice; (iv) (x) establish, adopt, enter into, amend or terminate, or (y) grant (other than in the ordinary course of business consistent with past practice), any waiver or consent under any Benefit Plan or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Benefit Plan if it were in existence as of the date of this Agreement; or (v) grant or amend or modify any equity or equity-based awards (including options and restricted stock units);

(c)           (i) incur any indebtedness for borrowed money, other than (x) deposit liabilities, advances from the Federal Reserve discount window, Fed funds purchases and reverse repurchase agreements, in each case entered into in the ordinary course of business consistent with past practice and, in the case of reverse repurchase agreements, with a final maturity of five years or less, or (y) indebtedness incurred in the ordinary course of business consistent with past practice in order to finance working capital (subject in the case of this clause (y) to an aggregate maximum amount of $5,000,000), (ii) guarantee, endorse or assume responsibility for, the obligations of any person other than any wholly-owned subsidiary of the Company (other than the endorsement of checks and other negotiable instruments in the normal process of collection) or (iii) redeem, repurchase, prepay, defease, or cancel, or modify in any material respect the terms of, indebtedness for borrowed money, other than (x) deposit liabilities and reverse repurchase agreements in each case in the ordinary course of business consistent with past practice or (y) in accordance with the terms of the applicable instrument as in effect on the date hereof;

(d)           (i) settle any action involving claims against the Company or any Company Subsidiary resulting in monetary damages or other payments in excess of $100,000, or (ii) agree or consent to the issuance of any order restricting or otherwise affecting its business or operations, or, in each case, that would cause the Company or any Company Subsidiary to breach a representation, warranty or covenant contained in this Agreement or would otherwise adversely affect the rights of the Investor under this Agreement;

(e)           amend its certificate of incorporation, bylaws or similar governing documents (other than for the purpose of effectuating the transactions contemplated by the Transaction Documents), or enter into a plan of consolidation, merger, share exchange, reorganization or complete or partial liquidation with any Person (other than consolidations, mergers or reorganizations solely among wholly-owned subsidiaries of the Company), or a letter of intent or agreement in principle with respect thereto;

(f)           make any changes in its accounting methods or method of Tax accounting, practices or policies, except as may be required under Law or GAAP, in each case following consultation with the Company’s independent public accountants;

(g)           except as required by Law, make or change any Tax election, file any amended Tax Returns, settle or compromise any material Tax liability of the Company or any Company Subsidiary, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of Taxes of the Company or any Company Subsidiary, enter into any closing agreement with respect to any Tax or surrender any right to claim a Tax refund;

(h)           sell any assets in any one transaction or series of related transactions where the aggregate sales price equals or exceeds $100,000 and represents a discount of 10% or more from the aggregate book value of such assets; or

(i)           agree to, or make any commitment to, take any of the actions prohibited by this Section 3.17 or that would otherwise materially adversely affect or materially delay the consummation of the transactions contemplated hereby.

ARTICLE IV
TERMINATION

4.1.           Termination. This Agreement (together with the other Transaction Documents, as to the Investor) may be terminated prior to the Closing:

(a)   by mutual written agreement of the Company and the Investor;

(b)           by the Investor, upon written notice to the Company, if (i) there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 1.2(b)(1)(B) would not be satisfied and (ii) such breach or condition is not curable or, if curable, is not cured prior to the date that would otherwise be the Closing Date in absence of such breach or condition; provided, that this Section 4.1(b) shall only apply if the Investor is not in material breach of any of the terms of this Agreement;

(c)           by the Company, upon written notice to the Investor, if (i) there has been a breach of any representation, warranty, covenant or agreement made by the Investor in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 1.2(b)(2)(B) would not be satisfied and (ii) such breach or condition is not curable or, if curable, is not cured prior to the date that would otherwise be the Closing Date in absence of such breach or condition; provided, that this Section 4.1(c) shall only apply if the Company is not in material breach of any of the terms of this Agreement;

(d)           by either party, upon written notice to the other party, in the event that any Governmental Entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and nonappealable;

(e)           by either party, upon written notice to the other party, if such party or any of its Affiliates receives written notice from, or is otherwise advised by, the Federal Reserve that the Federal Reserve will not grant (or intends to rescind or revoke if previously granted) any of the confirmations or determinations referred to in Section 1.2(b)(1)(L); or;

(f)           by either party, upon written notice to the other party, if the Closing has not been consummated on or prior to 5:00 p.m., New York City time, on April 30, 2014; provided, however, that the right to terminate this Agreement under this Section 4.1(f) shall not be available to any party whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

4.2.           Effects of Termination. In the event of any termination of the Transaction Documents as provided in Section 4.1, this Agreement (other than Article VI of this Agreement, which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect; provided, that nothing herein shall relieve any party from liability for fraud or willful breach of this Agreement.

ARTICLE V
INDEMNITY

5.1.   Indemnification by the Company.

(a)           The Company shall indemnify, defend and hold harmless to the fullest extent permitted by Law the Investor and its Affiliates, and each of their successors and assigns, officers, directors, partners, members, managers, agents and employees, as applicable, (the “Investor Indemnified Parties”) against, and reimburse any of the Investor Indemnified Parties for, all Losses arising out of or resulting from:

(1)           the inaccuracy or breach of any representation or warranty made by the Company in this Agreement or any certificate delivered pursuant hereto or any breach or failure by the Company to perform any of its covenants or agreements contained in this Agreement; or

(2)           any action, suit, claim, proceeding or investigation by any shareholder of the Company or any other Person relating to this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby.

(b)           The Company shall not be required to indemnify the Investor Indemnified Parties pursuant to Section 5.1(a), (i) with respect to any claim for indemnification if the amount of Losses with respect to such claim are less than $25,000 (any claim involving Losses less than such amount being referred to as a “De Minimis Claim”) and (ii) unless and until the aggregate amount of all Losses incurred with respect to all claims (including De Minimis Claims) pursuant to Section 5.1(a) exceed 1% of the Purchase Price (the “Threshold Amount”), in which event the Company shall be responsible for the total amount of such Losses incurred without regard to the Threshold Amount.

5.2.   Indemnification by the Investor.

(a)           The Investor shall indemnify, defend and hold harmless to the fullest extent permitted by Law the Company against, and reimburse the Company for, all Losses arising out of or resulting from (1)  the inaccuracy or breach of any representation or warranty made by the Investor in this Agreement or (2)  any breach or failure by the Investor to perform any of its covenants or agreements contained in this Agreement.

(b)           The Investor shall not be required to indemnify the Company pursuant to Section 5.2(a), (i) with respect to any De Minimis Claim and (ii) unless and until the aggregate amount of all Losses incurred with respect to all claims (including De Minimis Claims) pursuant to Section 5.2(a) exceeds the Threshold Amount, in which event the Investor shall be responsible for the total amount of such Losses incurred without regard to the Threshold Amount.

5.3.           Exclusive Remedies. Except as set forth in this Agreement, the other Transaction Documents and any other documents delivered in connection with the Closing of the transactions contemplated by the Transaction Documents, the Company and its representatives make no representation or warranty, expressed or implied, at law or in equity, in respect of the Company or the Company’s business or prospects; and any and all other representations and warranties made by the Company or its representatives are deemed to have been superseded by this Agreement and do not survive.  The Investor acknowledges and agrees that it is relying solely on its own investigations and the representations and warranties contained in this Agreement, the other Transaction Documents, and the other documents delivered in connection with the Closing in deciding to enter into this Agreement and consummate the Closing.  Without limiting the previous two sentences, each party hereto acknowledges and agrees that following the Closing, the indemnification provisions hereunder shall be the sole and exclusive remedies of the parties hereto for monetary damages for any breach of the representations, warranties or covenants contained in the this Agreement.  No investigation of the Company by the Investor, or by the Company of the Investor, whether prior to or after the date hereof, shall limit any Indemnified Party’s exercise of any right hereunder or be deemed to be a waiver of any such right.  The parties agree that any indemnification payment made pursuant to this Agreement shall be treated as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law. Such payment shall not result in an adjustment to the value of the original investment reported by the Company under GAAP.

ARTICLE VI
MISCELLANEOUS

6.1.           Survival. The representations and warranties of the parties hereto contained in this Agreement shall survive in full force and effect until the date that is two (2) years after the Closing Date (or until final resolution of any claim or action arising from the breach of any such representation and warranty, if notice of such breach was provided prior to the end of such period), at which time they shall expire and have on further force and effect; provided that the representations and warranties in Sections 2.2(a), 2.2(b), 2.2(c), 2.2(d) and 2.3(d) shall survive indefinitely and the representations and warranties in Sections 2.2(r), 2.2(s) and 2.2(t) shall survive until ninety (90) days after the expiration of the applicable statutory periods of limitations.  Except as otherwise provided herein, all covenants and agreements set forth in this Agreement shall survive until the earliest of the duration of any applicable statutory periods of limitations or until performed or no longer operative in accordance with their respective terms.

6.2.           Expenses. Other than as set forth in this Section 6.2, each of the Company and the Investor will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated by this Agreement.  The Company shall pay all amounts owed to the Placement Agent relating to or arising out of the transactions contemplated hereby.  The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Purchased Shares to the Investor.

6.3.           Other Definitions. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time.

(a)           the term “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person provided, that no security holder of the Company shall be deemed to be an Affiliate of any other security holder or of the Company or any of its Subsidiaries solely by reason of any investment in the Company.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), when used with respect to any Person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such Person, whether through the ownership of voting securities by contract or otherwise;

(b)           the term “Board of Directors” means the Board of Directors of the Company;

(c)           the term “Burdensome Condition” shall mean any condition which is materially and unreasonably burdensome on the Company’s business following the Closing or on the Investor or would reduce the economic benefits of the transactions contemplated by this Agreement to the Investor or the Company, as the case may be, to such a degree that the Investor or the Company would not have entered into this Agreement had such condition or restriction been known to it at the date hereof and, for the avoidance of doubt, any requirements to disclose the identities of direct or indirect limited partners, shareholders or members of the Investor or any of its Affiliates or its or their investment advisors, other than Affiliates of the Investor, shall be deemed a Burdensome Condition unless otherwise determined by the Investor in its sole discretion;

(d)           the term “Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or in the State of Virginia generally are authorized or required by Law or other governmental actions to close;

(e)           the term “Capital Stock” means capital stock or other type of equity interest in (as applicable) a Person;

(f)           the term “Code” means the Internal Revenue Code of 1986, as amended;

(g)           the term “Company Stock Option” means any outstanding stock option issued under any Company Stock Option Plan;

(h)           the term “Company Stock Option Plan” means each of the Company’s 1995 Stock Option Plan and 2006 Equity Compensation Plan;

(i)           The term “Environmental Laws” means all Laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, Laws relating to the use, disposal, emission, discharge, release or threatened release of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes, or to human exposure thereto, or to the protection or restoration of the environment;

(j)           the term “GAAP” means United States generally accepted accounting principles and practices as in effect from time to time;

(k)           the term “Governmental Consent” means any notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, or the expiration or termination of any statutory waiting periods, including the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder;

(l)           the term “Governmental Entity” means any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization or securities exchange;

(m)           the term “Knowledge” of the Company and words of similar import mean, with respect to any statement made to the knowledge of the Company, that the statement is based upon the actual knowledge of the officers of the Company having responsibility for the matter or matters that are the subject of the statement after due inquiry.

(n)           the term “Liens” means any liens, charges, adverse rights or claims, pledges, covenants, title defects, security interests and other encumbrances of any kind.

(o)           the term “Losses” means any and all losses, damages, costs, expenses (including reasonable attorneys’ fees and disbursements), liabilities, settlement payments, awards, actions, suits, proceedings, judgments, fines, obligations, claims, and deficiencies of any kind;

(p)           the term “Material Contract” means any Contract which:

(1)           constitutes a collective bargaining or other arrangement with any labor union;

(2)           grants any Person a right of first refusal, right of first offer or similar right with respect to any material properties, assets or businesses of the Company or any Company Subsidiary;

(3)           contains covenants that limit the ability of the Company or any Company Subsidiary to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which or with whom, the Company or any Company Subsidiary may carry on its business (other than as may be required by law or applicable regulatory authorities); and any contract that could require the disposition of any material assets or line of business of the Company or any Company Subsidiary;

(4)           involves any joint venture, partnership, strategic alliance, or other similar arrangement (including any franchising agreement, but in any event, excluding introducing broker agreements); or relates to the acquisition or disposition of any material business or material assets (whether by merger, sale of stock or assets, or otherwise), which acquisition or disposition is not yet complete or where such contract contains continuing material obligations or contains continuing indemnity obligations of the Company or any Company Subsidiary;

(5)           involves the lease of real property or any other lease with annual rental payments aggregating $50,000 or more;

(6)           other than with respect to loans, provides for, or is reasonably likely to result in, the receipt or expenditure of more than $100,000 on an annual basis or $100,000 in the aggregate, including the payment or receipt of royalties or other amounts calculated based upon revenues or income;

(7)           permits the Company or any Company Subsidiary to use any Intellectual Property that is material to its business (except for any “shrinkwrap” or “click through” license agreements or other agreements for software that is generally available to the public and has not been customized for the Company or any Company Subsidiary) or under which a third party is licensed or otherwise permitted to use any Intellectual Property owned by the Company or any Company Subsidiary;

(8)           by its terms limits the payment of dividends or other distributions by the Company or any Company Subsidiary;

(9)           contains or involves any standstill or similar agreement pursuant to which the Company or any Company Subsidiary has agreed not to acquire assets or securities or another person;

(10)           would prevent, delay or impede the Company’s ability to consummate the transactions contemplated by the Transaction Documents;

(11)           provides for indemnification by the Company or any Company Subsidiary of any Person, except for immaterial contracts entered into in the ordinary course of business consistent with past practice;

(12)           other than contracts relating to the ordinary course management of credit extensions, contains a put, call, or similar right pursuant to which the Company or any Company Subsidiary could be required to purchase or sell, as applicable, any equity interests or assets that have a fair market value or purchase price of more than $100,000;

(13)           constitutes an employment or independent contractor contract or understanding (including any understandings or obligations with respect to severance or termination pay, liabilities or fringe benefits) with any present or former director, officer, employee or consultant;

(14)           constitutes a plan, contract or understanding providing for any bonus, pension, option, deferred compensation, retirement payment, profit sharing or similar arrangement with respect to any present or former director, officer, employee or consultant;

(15)           is with any Governmental Entity and imposes any material obligation or restriction on the Company or any Company Subsidiary; or

(16)           relates to indebtedness for borrowed money, letters of credit, capital lease obligations, obligations secured by a Lien or interest rate or currency hedging agreements (including guarantees in respect of any of the foregoing, but in any event excluding trade payables, securities transactions and brokerage agreements arising in the ordinary course of business consistent with past practice, intercompany indebtedness and immaterial leases for office equipment) in excess of $100,000, except for those issued in the ordinary course of business.

(q)           the term “Non-Performing Assets” means non-performing loans plus other real estate owned.

(r)           the term “Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Entity or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity;

(s)           the term “Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or other entity (x) of which such Person or a Subsidiary of such Person is a general partner or (y) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity, is directly or indirectly owned by such Person and/or one or more Subsidiaries thereof;

(t)           the term “Tax” or “Taxes” means all United States federal, state, local or foreign income, profits, estimated, gross receipts, windfall profits, severance, property, intangible property, occupation, production, sales, use, license, excise, emergency excise, franchise, capital gains, Capital Stock, employment, withholding, transfer, stamp, payroll, goods and services, value added, alternative or add-on minimum tax, or any other tax, custom, duty or governmental fee, or other like assessment or charge of any kind whatsoever, together with any interest, penalties, fines, related liabilities or additions to tax that may become payable in respect thereof imposed by any Governmental Entity, whether or not disputed;

(u)           the term “Tax Return” shall mean any return, declaration, report or similar statement required to be filed with respect any Taxes (including any attached schedules), including, without limitation, any information return, claim or refund, amended return and declaration of estimated Tax;

(v)           the term “Transaction Documents” means this Agreement, the Additional Agreements, the Other Private Placement documents, and the Rights Offering documents, as the same may be amended or modified from time to time;

(w)            the word “or” is not exclusive;

(x)           the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(y)           the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision; and

(z)           all article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit and schedule references not attributed to a particular document shall be references to such exhibits and schedules to this Agreement.

6.4.           Amendment and Waivers. The conditions to each party’s obligation to consummate the Closing are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by Law.  No amendment or waiver of any provision of this Agreement will be effective against any party hereto unless it is in a writing signed by a duly authorized officer of such party that makes express reference to the provision or provisions subject to such amendment or waiver.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.5.           Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.  Executed signature pages to this Agreement may be delivered by facsimile or email with “PDF” attachment, and such facsimiles and attachments will be deemed as sufficient as if actual signature pages had been delivered.

6.6.           Governing Law. This Agreement will be governed by and construed in accordance with the Laws of the State of New York applicable to contracts made and to be performed entirely within such State.

6.7.           Jurisdiction. The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York sitting in the borough of Manhattan, New York, New York, so long as such court shall have subject matter jurisdiction over such suit, action or proceeding or, if it does not have subject matter jurisdiction, in any New York State court sitting in the borough of Manhattan, New York, New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.9 shall be deemed effective service of process on such party.  The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts referred to above for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby.

6.8.   WAIVER OF JURY TRIAL.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.9.           Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and shall be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy or facsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(a)	If to the Investor:

[                                               ]

with a copy (which copy alone shall not constitute notice):

[                                               ]

(b)	If to the Company:

Highlands Bankshares, Inc.
340 West Main Street
Abingdon, Virginia 24210
Attn: Samuel L. Neese
Telephone: (276) 628-9181
Fax: (276) 619-2102
E-mail: sneese@hubank.com

with a copy (which copy alone shall not constitute notice):

Williams Mullen
Williams Mullen Center
200 South 10th Street, Suite 1600
Richmond, Virginia 23219
Attn: Wayne A. Whitham, Jr.
Telephone: (804) 420-6473
Fax: (804) 420-6507
E-mail: wwhitham@williamsmullen.com

6.10.           Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) and the other Transaction Documents constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, inducements or conditions, both written and oral, among the parties, with respect to the subject matter hereof and thereof.

6.11.           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, including any purchasers of the Purchased Shares.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor.  The Investor may assign some or all of its rights hereunder or thereunder without the consent of the Company (i) to any third party, if in compliance with the Transaction Documents and Law or (ii) to any Affiliate of the Investor, and such assignee shall be deemed to be the Investor hereunder with respect to such assigned rights and shall be bound by the terms and conditions of this Agreement.

6.12.           Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

6.13.           Severability. If any provision of this Agreement or the application thereof to any Person (including the officers and directors of the Investor and the Company) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.  Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

6.14.           Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any Person or entity (including, but not limited to any Additional Investors) other than the parties hereto, any benefit right or remedies, except that the provisions of Sections 3.11, 5.1 and 5.2 shall inure to the benefit of the persons referred to in such Sections.

6.15.           Public Announcements. Each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to the Transaction Documents and any of the transactions contemplated hereby and thereby, including any communications to the employees and customers of the Company and its Affiliates.  Without limiting the foregoing, except as otherwise permitted in the next sentence, no party hereto will make (and each party will use its best efforts to ensure that its Affiliates and representatives do not make) any such news release or public disclosure without first consulting with the other parties hereto and, in each case, also receiving each other party’s consent (which shall not be unreasonably withheld or delayed).  In the event a party hereto is advised by its legal counsel that a particular disclosure is required by Law, such party shall be permitted to make such disclosure but shall be obligated to use its reasonable best efforts to consult with the other party hereto and take its comments into account with respect to the content of such disclosure before issuing such disclosure.

6.16.           Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms.  It is accordingly agreed that the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

6.17.           No Recourse. This Agreement may only be enforced against the named parties hereto.  All claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, may be made only against the entities that are expressly identified as parties hereto or that are subject to the terms hereof, and no past, present or future director, officer, employee, incorporator, member, manager, partner, shareholder, Affiliate, agent, attorney or representative of the Investor or any other party hereto (including any person negotiating or executing this Agreement on behalf of a party hereto) shall have any liability or obligation with respect to this Agreement or with respect to any claim or cause of action, whether in tort, contract or otherwise, that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement and the transactions contemplated hereby.

6.18.           Independent Nature of Investor’s Obligations.  The obligations of the Investor under any Transaction Document are several and not joint with the obligations of any Additional Investor, and the Investor shall not be responsible in any way for the performance of the obligations of any Additional Investor under any Transaction Document.

6.19.           Adjustments in Stock Numbers and Prices.  In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to Closing, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

HIGHLANDS BANKSHARES, INC.

By:
Samuel L. Neese
Executive Vice President and Chief
Executive Officer

[ ]

By:
Name:
Title:

Number of Purchased Shares

[Signature Page to Securities Purchase Agreement]

Exhibit A

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

HIGHLANDS BANKSHARES, INC.

1.	The name of the Corporation is Highlands Bankshares, Inc.

2.
Article II of the Corporation’s Amended and Restated Articles of Incorporation shall be amended by adding a new Paragraph E to fix the preferences, limitations and relative rights of the Corporation’s Series A Convertible Perpetual Preferred Stock (the “Series A Preferred Stock”), as set forth in Exhibit A attached hereto.

3.
Pursuant to Section 13.1-639 of the Virginia Stock Corporation Act (the “Act”), the Amended and Restated Articles of Incorporation permit the Corporation’s Board of Directors to amend the Articles of Incorporation in order to establish the preferences, limitations and relative rights of one or more series of the Corporation’s authorized class of Preferred Stock without the approval of the Corporation’s shareholders.  The foregoing amendment was adopted on February 12, 2014 by the Corporation’s Board of Directors without shareholder approval pursuant to such section of the Act.  The Corporation has not issued any shares of the Series A Preferred Stock as of the date hereof.

4.	The foregoing amendment shall become effective when the Virginia State Corporation Commission issues the certificate of amendment for such amendment.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Highlands Bankshares, Inc. has caused these Articles of Amendment to be signed by Samuel L. Neese, its Executive Vice President and Chief Executive Officer, this __ day of April, 2014.

HIGHLANDS BANKSHARES, INC.

By:
Samuel L. Neese
Executive Vice President and
Chief Executive Officer

Exhibit A

Paragraph E.  Series A Convertible Perpetual Preferred Stock

Section 1.  Designation.  There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated as the “Series A Convertible Perpetual Preferred Stock” (the “Series A Preferred Stock”). The number of shares constituting such series shall be 2,500,000. The Series A Preferred Stock shall have par value of $2.00 per share.

Section 2.  Ranking.  The Series A Preferred Stock will rank subordinate and junior to all future issuances of preferred stock other than those which, by their respective terms, rank pari passu with or junior to the Series A Preferred Stock, and shall rank pari passu with the Common Stock with respect to all terms (other than voting, as set forth herein), including, the payment of dividends or distributions, and payments and rights upon liquidation, winding up and dissolution.

Section 3.  Definitions.

The following initially capitalized terms shall have the following meanings, whether used in the singular or the plural:

(a)           “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended.

(b)           “Articles of Amendment” means these Articles of Amendment relating to the Series A Preferred Stock, dated April __, 2014.

(c)            “Board of Directors” means the board of directors of the Corporation.

(d)           “Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

(e)            “Common Stock” means the Corporation’s shares of common stock, par value $0.625 per share.

(f)           “Corporation” means Highlands Bankshares, Inc., a Virginia corporation.

(g)           “Dividends” has the meaning set forth in Section 4.

(h)           “Holder” means the Person in whose name the shares of the Series A Preferred Stock are registered, which may be treated by the Corporation as the absolute owner of the shares of Series A Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.

(i)           “Mandatory Conversion” has the meaning set forth in Section 6.

(j)           “Mandatory Conversion Date” has the meaning set forth in Section 6.

(k)           “Notice of Conversion” has the meaning set forth in Section 6.

(l)           “Permissible Transfer” means a transfer by the Holder (i) to an Affiliate of the Holder or to the Corporation, (ii) in a widespread public distribution of Common Stock or Series A Preferred Stock of the Corporation, (iii) in which no transferee (or group of Affiliated transferees) would, after giving effect to such transfer, own 2% or more of any class of voting securities of the Corporation, or (iv) to a transferee that would control more than a majority of the voting securities of the Corporation (not including voting securities such person is acquiring from the transferor).

(m)            “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

(n)           “Reorganization Event” means (i) any consolidation, merger or other similar business combination of the Corporation with or into another Person, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Corporation or another Person; (ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property or assets of the Corporation, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Corporation or another Person; or (iii) any change, including by capital reorganization, reclassification or otherwise (other than a transaction resulting in an adjustment pursuant to Section 4 below), of the Common Stock into securities including securities other than Common Stock.

(o)           “Series A Preferred Stock” has the meaning set forth in Section 1.

Section 4.  Dividends and Distributions; Adjustments for Combinations and Divisions of Common Stock

(a)           Holders of Series A Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of funds legally available therefor, non-cumulative dividends (“Dividends”) in the same per share amount as the Dividends paid on a share of Common Stock, and no more.  No Dividends will be paid on the Common Stock or any other class or series of capital stock ranking with respect to Dividends pari passu with the Common Stock unless an identical Dividend is paid at the same time on the Series A Preferred Stock; provided, however, that if a stock Dividend is paid on Common Stock in Common Stock, the Holders will be paid an equivalent stock Dividend payable solely in shares of Series A Preferred Stock.  Dividends that are payable on Series A Preferred Stock will be payable to the Holders of record of Series A Preferred Stock as they appear on the stock register of the Corporation on the applicable record date, as determined by the Board of Directors, which record date will be the same as the record date for the equivalent Dividend of the Common Stock.  In the event that the Board of Directors does not declare or pay any Dividends with respect to shares of Common Stock, then the Holders will have no right to receive any Dividends.

(b)           Subject to Section 8 below, in the event that the Corporation at any time or from time to time will effect a division of the Common Stock into a greater number of shares (by stock split, reclassification or otherwise than by payment of a Dividend in Common Stock or in any right to acquire the Common Stock), or in the event the outstanding Common Stock will be combined or consolidated, by reclassification, reverse stock split or otherwise, into a lesser number of shares of the Common Stock, then the Series A Preferred Stock will, concurrently with the effectiveness of such event, be proportionately split, reclassified, combined, consolidated, reverse-split or otherwise, as appropriate, such that the number of shares of Common Stock and Series A Preferred Stock outstanding immediately following such event shall bear the same relationship to each other as did the number of shares of Common Stock and Series A Preferred Stock outstanding immediately prior to such event.

Section 5.  Liquidation.

(a)           In the event the Corporation voluntarily or involuntarily liquidates, dissolves or winds up, the Holders at the time shall be entitled to receive liquidating distributions per share of Series A Preferred Stock in an amount equal to the amount the holder of such share of Series A Preferred Stock would receive in respect of such share if such share had been converted into Common Stock immediately prior to such liquidation, dissolution, or winding up (assuming the conversion of all shares of Series A Stock at such time, without regard to any limitations on conversion of the Series A Preferred Stock), plus an amount equal to any authorized and declared but unpaid dividends thereon, to and including the date of such liquidation, out of assets legally available for distribution to the Corporation’s shareholders.

(b)           The Corporation’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Corporation, or the sale of all or substantially all of the Corporation’s property or business will not constitute its liquidation, dissolution or winding up.

Section 6.  Mandatory Conversion.

(a)           On the date a Holder transfers any shares of Series A Preferred Stock to a non-Affiliate of the Holder in a Permissible Transfer (the “Mandatory Conversion Date”), each such transferred share of Series A Preferred Stock will automatically convert, immediately following such transfer and without any further action on the part of any Holder, into one share of Common Stock (a “Mandatory Conversion”).

(b)           No later than three (3) business days following any Mandatory Conversion, the Holder of the converted shares shall provide the Corporation a written notice of such conversion (a “Notice of Conversion”).  In addition to any information required by applicable law or regulation, the Notice of Conversion shall state (i) the number of shares of Common Stock to be issued in respect of such conversion, (ii) the name in which shares of Common Stock to be issued upon such conversion should be registered, and (iii) the manner in which certificates of Series A Preferred Stock held by such Holder are to be surrendered for issuance of certificates representing shares of Common Stock.  As promptly as practicable following delivery of the Notice of Conversion, with respect to any shares of Series A Preferred Stock as to which a Mandatory Conversion shall have occurred, the Corporation shall issue and deliver certificates representing shares of Common Stock to the Holder thereof or such Holder’s designee upon presentation and surrender of the certificate evidencing such Series A Preferred Stock to the Corporation and, if required, furnishing appropriate endorsements and transfer documents and the payment of all transfer and similar taxes, and, in the event that such conversion is with respect to some, but not all, of the shares of Series A Preferred Stock represented by the certificate surrendered, the Corporation shall issue and deliver a certificate or certificate(s) representing the number of shares of Series A Preferred Stock that were not converted to Common Stock.

(c)           The Person or Persons entitled to receive the Common Stock issuable upon conversion of Series A Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or securities as of the close of business on the Mandatory Conversion Date with respect thereto. Notwithstanding anything herein to the contrary, in the event that a Holder shall not by written notice designate the name in which shares of Common Stock to be issued or paid upon conversion of shares of Series A Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Corporation shall be entitled to withhold issuance of the Common Stock until such time as the Holder provides the required information.

(d)           Shares of Series A Preferred Stock converted in accordance with this Section 6 will resume the status of authorized and unissued preferred stock, undesignated as to series and available for future issuance.

(e)           Prior to the close of business on the Mandatory Conversion Date with respect to any share of Series A Preferred Stock, shares of Common Stock issuable upon conversion thereof shall not be deemed outstanding for any purpose, and the Holder thereof shall have no rights with respect to the Common Stock (including voting rights) by virtue of holding such share of Series A Preferred Stock.

(f)           All shares of Common Stock delivered upon conversion of the Series A Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests, charges and other encumbrances other than those established by the Holder thereto.

Section 7.  Voting Rights.

(a)           Holders will not have any voting rights, including the right to elect any directors, except (i) voting rights, if any, required by law and (ii) voting rights described in this Section 7.

(i)           So long as any shares of Series A Preferred Stock are outstanding, and subject to Section 8 herein, the vote or consent of the Holders of a majority of the shares of Series A Preferred Stock at the time outstanding, voting as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any amendment, alteration or repeal (including by means of a merger, consolidation or otherwise) of any provision of the Corporation’s Articles of Incorporation (including these Articles of Amendment) that would alter or change the rights, preferences or privileges of the Series A Preferred Stock so as to affect them adversely;

provided, however, that any increase in the amount of the authorized preferred stock, common stock or any securities convertible into preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of any series of preferred stock or any securities convertible into preferred stock ranking senior to, equally with and/or junior to the Series A Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon the Corporation’s liquidation, dissolution or winding up will not, in and of itself, be deemed to adversely affect rights, preferences or privileges of the Series A Preferred Stock and, to the fullest extent permissible by Virginia law, Holders will have no right to vote solely by reason of such an increase, creation or issuance, so long as the Series A Preferred Stock remains pari passu with the Common Stock.

(b)           Notwithstanding the foregoing, Holders shall not have any voting rights if, at or prior to the effective time of the act with respect to which such vote would otherwise be required, all outstanding shares of Series A Preferred Stock shall have been converted into shares of Common Stock.

(c)           If the Board of Governors of the Federal Reserve determines that the Series A Preferred Stock is classified as “voting stock” for the purposes of the Bank Holding Company Act, the Holders and the Corporation will make such reasonable modifications to the voting rights in this Section 7 so that the Series A Preferred Stock is no longer considered “voting stock.”

Section 8.  Reorganization Events.

(a)           So long as any shares of Series A Preferred Stock are outstanding, if there occurs a Reorganization Event, then a Holder shall, effective as of the consummation of such Reorganization Event, automatically receive for such Series A Preferred Stock the type and amount of securities, cash and other property receivable in such Reorganization Event by a Holder of the number of shares of Common Stock into which the number of shares of Series A Preferred Stock held by such Holder would then be convertible; provided that if upon receipt of such securities, cash and other property, such Holder, together with all Affiliates of the Holder, would own or control in the aggregate more than the Reorganization Threshold of any class of voting securities of the Person surviving such Reorganization Event or the parent company of such Person, as the case may be, then, in lieu of any securities that would cause the Reorganization Threshold to be exceeded, such Holder shall instead receive substantially identical preference securities to the Series A Preferred (with voting and conversion provisions similar to those contained in these Articles of Amendment) of the Person surviving such Reorganization Event or the parent company of such Person, as the case may be.  For purposes of this Section 8(a), the “Reorganization Threshold” means the lesser of the proportionate amount of the outstanding Common Stock of the Company held by the Holder immediately prior to the Reorganization Event and 9.99%.

(b)           In the event that holders of shares of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the Holders of Series A Preferred Stock shall be entitled to participate in such elections as if they had converted all of their Series A Preferred Stock into Common Stock immediately prior to the election deadline.

Section 9.  Reservation of Shares Issuable upon Conversion.  The Corporation will at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of effecting the conversion of the Series A Preferred Stock such number of shares of Common Stock as will from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock.

Section 10.  Maturity; Redemption.  The Series A Preferred Stock shall be perpetual, unless converted in accordance with these Articles of Amendment.  The Series A Preferred Stock will not be redeemable at the option of the Corporation or any Holder at any time.  Notwithstanding the foregoing, nothing contained herein shall prohibit the Corporation from repurchasing or otherwise acquiring shares of Series A Preferred Stock in voluntary transactions with the Holders.  Any shares of Series A Preferred Stock repurchased or otherwise acquired may be cancelled by the Corporation and thereafter be reissued as shares of any series of preferred stock of the Corporation.

Section 11.  Replacement Certificates.

(a)           The Corporation shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Corporation of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Corporation.

(b)           The Corporation shall not be required to issue any certificates representing the Series A Preferred Stock on or after the Mandatory Conversion Date. In place of the delivery of a replacement certificate following the Mandatory Conversion Date, the Corporation, upon delivery of the evidence and indemnity described in clause (a) above, shall deliver the shares of Common Stock pursuant to the terms of the Series A Preferred Stock formerly evidenced by the certificate.

Section 12.  Miscellaneous.

(a)           All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or five Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of these Articles of Amendment) with postage prepaid, addressed: (i) if to the Corporation, to its office at 340 West Main Street, Abingdon, Virginia 24210, Attention: Chief Executive Officer, (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Corporation or (iii) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by notice similarly given.

(b)           The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series A Preferred Stock or shares of Common Stock or other securities issued on account of Series A Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series A Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series A Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(c)           All payments on the shares of Series A Preferred Stock shall be subject to withholding and backup withholding of tax to the extent required by applicable law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the holders thereof.

(d)           No share of Series A Preferred Stock shall have any rights of preemption whatsoever under this Certificate of Amendment as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated issued or granted.

(e)           The shares of Series A Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Articles of Incorporation or as provided by applicable law.

Exhibit B

[Form of Passivity Commitment]

B-1

Exhibit C

1.           The Company and each Company Subsidiary is an entity duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

2.           The Company is duly registered with the Board of Governors of the Federal Reserve System as a bank holding company under Section 5 of the BHC Act.

3.           The Bank is an insured depositary institution under the provisions of the FDI Act, and the Bank’s deposit accounts are insured up to applicable limits by the FDIC.

4.           The Company has the corporate power and authority to execute and deliver, and to perform its obligations under, the Transaction Documents, including, without limitation, to issue the Securities.

5.           Each of the Transaction Documents has been duly authorized and executed by the Company and, assuming the due authorization, execution and delivery by the other parties thereto, each of the Transaction Documents constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent or voluntary conveyance or similar laws affecting the enforcement of creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in an action at law or a suit in equity), including the availability of equitable remedies, (c) procedural requirements of law applicable to the exercise of creditors’ remedies and (d) the effect of public policy on the enforceability of provisions relating to indemnification or contribution.

6.           The execution and delivery by the Company of each of the Transaction Documents, and the performance by the Company of its obligations thereunder, including the issuance and sale of the Purchased Shares and the issuance and reservation for issuance of the other Securities, do not and will not:  (a) require any consent, approval, license or exemption by, order or authorization of, or filing, recording or registration by the Company with any Governmental Entity, other than those contemplated by Section 2.2(d)(3) of the Purchase Agreement, or (b) result in any violation of the Articles of Incorporation, Bylaws, applicable laws of the Commonwealth of Virginia, applicable federal laws of the United States or any Material Contract.

7.           The issuance of the Purchased Shares has been duly authorized and the Purchased Shares, when issued and paid for in accordance with the terms of the Agreement and the Articles of Incorporation, will be duly and validly issued, fully paid and non-assessable.

8.           Assuming the accuracy of the representations and warranties made by the Investor in the Purchase Agreement, it is not necessary to register the Purchased Shares under the Securities Act in connection with the offer, sale and delivery of the Purchased Shares by the Company to the Investor in accordance with the Purchase Agreement.

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9.           The Company’s authorized equity capitalization consists of 40,000,000 shares of Common Stock, and 10,000,000 shares of preferred stock, par value $2.00 per share.

10.           The sale and issuance of the Purchased Shares will not be subject to any preemptive rights, rights of first offer or similar rights of any Person under the Articles of Incorporation, the Bylaws or any Material Contract.

11.           The Company is not an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

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